Exhibit 4.1

OFFICEMAX SAVINGS PLAN

Amended and Restated as of January 1, 2009

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TABLE OF CONTENTS

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SUPPLEMENT C
SECTIONS 401(k), 401(m) & 402(g) COMPLIANCE	D-1

SUPPLEMENT D
PUERTO RICO ASSOCIATES	E-1

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OFFICEMAX SAVINGS PLAN

Amended and Restated as of January 1, 2009

SECTION 1

GENERAL

1.1	Purpose

The purpose of this Plan is to assist Employees in achieving financial independence at retirement and to encourage savings. The Plan was amended and restated effective January 1, 1976. The Plan was again restated effective January 1, 1985, to conform to the Retirement Equity Act of 1984. Effective as of May 25, 1989, the Plan was amended and restated to add an employee stock ownership plan (“ESOP”) component which is intended to qualify as a stock bonus plan under Section 401(a) and an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code, as amended (the “Code”). In addition, effective as of January 1, 2006, the OfficeMax Company Stock Fund is intended to qualify as a stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code. The ESOP component of the Plan is designed to invest primarily in “qualifying employer securities,” as defined in Sections 4975(e)(8) and 409(l) of the Code and Section 407(d)(5) of ERISA. For purposes of Sections 401(a), 402, 411, 412, 415, and 417 of the Code, the Plan is intended to be a single plan (within the meaning of Section 414(l) of the Code) that includes both a profit sharing component and a stock bonus/ESOP component. The Plan as restated effective January 1, 1995, and subsequently amended, was amended and restated effective October 1, 2001. Effective December 31, 2004, The OfficeMax, Inc. Savings Plan, the Boise Cascade Corporation Retirement Savings Plan, and the Boise Cascade Corporation Qualified Employee Savings Trust are merged with and into the Plan. Effective January 1, 2005, the name of the Plan is changed to the OfficeMax Savings Plan. The Plan is herein amended and restated effective January 1, 2009, except as otherwise specifically provided herein.

The Plan is intended to be a tax-qualified plan under the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, and solely for the 2009 Plan Year, a qualified cash or deferred arrangement and a qualified plan with tax-exempt status under the Puerto Rico Internal Revenue Code of 1994, as amended.

1.2	Right to Benefits

The rights to benefits of any Employee whose employment terminated prior to any amendment to the Plan shall be determined solely by the provisions of the Plan under which he or she was covered, if any, as in effect at the time of such termination of employment, unless specifically otherwise provided herein.

1.3	Construction

The Plan will be construed and enforced in accordance with ERISA and the laws of the State of Illinois without regard to conflict or choice of law provisions (to the extent such laws are not preempted by ERISA).

SECTION 2

DEFINITIONS

The following words and phrases shall have the meaning set forth below; unless the context clearly indicates to the contrary:

(a)	“Administrative Procedures” shall mean the rules and procedures established by the Plan Administrator to enable the effective operation of the Plan.

(b)	“Affiliated Company” shall mean a member with the Company of a controlled group of corporations (determined under Section 1563(a) of the Code without regard to Section 1563(a)(4) and (a)(3)(C)), except that with respect to Supplement A, “more than 50 percent” shall be substituted for “at least 80 percent” where it appears in Section 1563(a)(1) of the Code. The term “Affiliated Company” shall also include any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company, and any other entity required to be aggregated with the Company under regulations issued pursuant to Section 414(o) of the Code.

(c)	“After-Tax Contribution Account” shall mean the account to which a Participant’s after-tax contributions to the Plan are credited as provided in Section 5.1.

(d)	“Allocated Common Stock Dividends” shall mean dividends which are paid on Company common stock held in the OfficeMax Company Stock Fund and allocated to a Participant’s Employer Account and/or Participant Account that are not otherwise Allocated Dividends.

(e)	“Allocated Dividends” shall mean dividends which are paid on Shares credited to a Participant’s Individual ESOP Account.

(f)	“Basic Contributions” shall mean such portion of a Participant’s Before-Tax Contributions to the Plan for a pay date that does not exceed 6% of such Participant’s Compensation for such pay date.

(g)	“Before-Tax Contribution Account” shall mean the account to which a Participant’s before-tax contributions to the Plan are credited as provided in Section 5.1.

(h)	“Before-Tax Contributions” shall mean the compensation deferrals a Participant elects to make pursuant to Section 4.1. Notwithstanding the foregoing, for purposes of implementing the required limitations of Sections 401(k), 402(g), and 415 of the Code contained in Supplements A and D of the Plan, Before-Tax Contributions shall not include deferrals made pursuant to Section 414(u) of the Code by reason of an Eligible Employee’s qualified military service.

(i)	“Board of Directors” or “Board” shall mean the Board of Directors of OfficeMax, or its successor entity or entities.

(j)	“Break in Service” shall mean the condition described in Section 3.2(e).

(k)	“Cash Matching Contributions” shall mean Employer Contributions described in, and required by, Section 4.2(a). Notwithstanding the foregoing, for purposes of implementing the required limitations of Sections 401(m) and 415 of the Code contained in Supplements A and D of the Plan, Cash Matching Contributions shall not include matching contributions made pursuant to Section 414(u) of the Code by reason of an Eligible Employee’s qualified military service.

(l)	“Cash Matching Contributions Account” shall mean the subaccount of an Employer Account, as described in Sections 2(y) and 5.1.

(m)	“Certificate of Designation” shall mean the Company’s Certificate of Designation of Convertible Preferred Stock, Series D, as amended from time to time.

(n)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(o)	“Committee” or “Retirement Committee” shall mean the persons appointed by the Board of Directors to administer the Plan.

(p)	“Company” shall mean OfficeMax Incorporated (formerly known as Boise Cascade Corporation), a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

(q)	“Company Stock” shall mean any “qualifying employer security” of the Company within the meaning of Section 4975(e)(8) of the Code, including Convertible Preferred Stock or common stock.

(r)	“Compensation” shall mean salary, commissions, and bonuses (including any amount paid by an Employer to an Employee at the Employer’s discretion as a bonus for sales volume, employee referral bonuses, signing bonuses, retention bonuses, loss prevention awards, safety awards, innovator awards, attendance awards, outstanding achievement awards, and other payments for personal services rendered by an Employee to an Employer); and such amounts shall be included as Compensation for this purpose when received, regardless of when earned; provided, however, that Compensation shall include the amount by which a Participant’s salary is reduced by such Participant’s pretax contributions:

(i)	under Section 401(k) of the Code to his or her Before-Tax Contribution Account;

(ii)	pursuant to Section 125 of the Code or any deemed Section 125 compensation, and,

(iii)	under Section 132(f) of the Code to any qualified transportation fringe plan.

“Compensation” shall also include any differential wage payment (as defined in Section 3401(h)(2) of the Code). Notwithstanding anything to the contrary in the above definition, “Compensation” shall not include:

(A)	any amounts paid after or as the result of an Employee’s termination of employment, such as salary, commissions, and bonuses paid after termination, pay for unused vacation, pro rata vacation, pay in lieu of notice or severance pay;

(B)	any amounts paid by an Employer to an Employee that are not strictly in consideration of personal services, such as expense reimbursements, cost of living allowances, education allowances, premiums on excess group term life insurance or any Employer contributions to the Pension Plan for Salaried Employees; and the fact that an amount constitutes taxable income to the Employee shall not be controlling for this purpose;

(C)	any non-cash award paid by an Employer to an Employee;

(D)	any deferred amount regardless of when paid;

(E)	any payments under an Employer’s long term incentive plan, including without limitation any taxable income realized by, or payments made to an Employee as a result of (i) the grant or exercise of an option to acquire stock of the Company or of an Employer or the disposition of such stock, or (ii) the grant of a restricted stock unit (RSU) or the disposition of such RSU;

(F)	maternity and any other paid leave payments; and

(G)	any hardship allowances and any foreign service premiums paid to Employees stationed overseas.

In the event a Participant transfers employment from one Employer to another Employer, Compensation shall include all amounts paid to such Participant by any Employer during the calendar year during which such transfer or change in status occurs. In the event an individual previously eligible to participate in another qualified cash or deferred arrangement sponsored by an Employer incurs a change in employment status so as to become a Participant in this Plan, Compensation shall include all amounts paid to such Participant following the date he or she begins participation in this Plan.

In addition to other applicable limitations set forth in Plan, and notwithstanding any other provision of the Plan to the contrary, a Participant’s Compensation for a

Plan Year shall not exceed the annual compensation limit under Section 401(a)(17) of the Code, as adjusted under Section 401(a)(17)(B) of the Code for cost-of-living increases. If a determination period consists of fewer than 12 months, the Section 401(a)(17) limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(s)	“Convertible Preferred Stock” shall mean shares of preferred stock issued by the Company pursuant to the Certificate of Designation, which shares satisfy the requirements of Section 409(l)(3) of the Code and are convertible into Company common stock.

(t)	“Customer Service Center” shall mean the third party designated by the Plan Administrator with responsibility for implementing certain Participant elections under the Plan, in accordance with the Administrative Procedures.

(u)	“Eligible Employee” shall mean an Employee who is not a Leased Employee and who is working for an Employer within the United States, Puerto Rico (for 2009 only), or the U.S. Virgin Islands.

(v)	“Employee” shall mean any individual employed by one or more of the Employers who is on the regular payroll of an Employer and whose wages from the Employer are reported for Federal income tax purposes on Internal Revenue Service Form W-2 (or successor or equivalent form). An Employer’s classification as to whether an individual constitutes an Employee shall be determinative for purposes of the individual’s eligibility under the Plan. An individual who is classified as an independent contractor (or other non-Employee classification) shall not be considered an Employee and shall not be eligible for participation in the Plan, regardless of any subsequent reclassification of such individual as an Employee by an Employer, any government agency, court, or other third party. Any such reclassification shall not have a retroactive effect for purposes of the Plan.

(w)	“Employee Stock Ownership Fund” shall mean the Investment Fund for the investment of the Trust Fund primarily in Convertible Preferred Stock (and shares of Company common stock, whether issued upon the conversion of shares of the Convertible Preferred Stock or otherwise acquired by the Trustee for the Employee Stock Ownership Fund) as provided in Section 5.2.

(x)	“Employer” shall mean the Company and any subsidiary or affiliated company listed in Schedule A hereof that has been authorized by the Company to participate in the Plan and that has adopted the Plan.

(y)

“Employer Account” shall mean a separate account for each Participant comprised of the following separate subaccounts, as applicable: (i) a “Pre-ESOP Account,” to which all Employer matching contributions made with respect to periods ending prior to July 1, 1989 (and earnings and losses thereon) shall be credited; (ii) an “Individual ESOP Account,” to which (A) all Shares previously allocated under the ESOP component of the Plan (and earnings and losses thereon) shall be credited and held in a separate subaccount called the “Share Account,” and (B) all shares of Company Stock contributed as Employer Contributions or purchased with Employer Contributions (and earnings and losses thereon) shall be credited and held in a separate subaccount called the “Supplemental Account;” and (iii) a “Cash Matching Contributions Account,” to which all Cash Matching Contributions (and earnings and losses thereon) shall be credited.

(z)	“Employer Contributions” shall mean Cash Matching Contributions made by the Employers to the Trust Fund, as well as any ESOP Contributions, supplemental contributions, and discretionary contributions made by the Employers prior to the date all ESOP Loans were fully repaid.

(aa)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(bb)	“ESOP Contributions” shall mean the cash contributions made by an Employer to enable the Trustee to repay the ESOP Loans (including both principal and interest).

(cc)	“ESOP Loan” shall mean a loan or other extension of credit described in Section 4975(d)(3) of the Code.

(dd)	“ESOP Participant” shall mean an individual who is an Eligible Employee and a Participant on or before October 31, 2003; provided, however, that notwithstanding any provision of the Plan to the contrary, any individual who incurs a Break in Service and who becomes employed or re-employed by an Employer after October 31, 2003, shall not be an ESOP Participant.

(ee)	“Fair Market Value” of a share of Convertible Preferred Stock shall mean its value as of a particular date, as determined by an independent appraiser pursuant to Section 5.4, taking into account the provisions of the Certificate of Designation and applicable law. “Fair Market Value” of a share of Company common stock as of particular date shall mean the mean between the highest and lowest quoted selling prices of Company common stock on the New York Stock Exchange on such date. “Fair Market Value” of any other property (or of Company common stock, if it shall not then be trading on the New York Stock Exchange) as of a particular date shall be determined in accordance with the general principles of applicable law.

(ff)	“Full-Time Eligible Employee” shall mean an Eligible Employee who is regularly scheduled to work at least 32 hours per week.

(gg)	“Highly Compensated Employee” shall mean:

(i)	any Employee who performs service for the Employer and all Affiliated Companies during the preceding Plan Year and received Section 415 compensation (as defined in Section 1.5 of Supplement A to the Plan) in excess of the limit specified in Section 414(q) of the Code, as adjusted under the Code for cost-of-living increases; and

(ii)	any former Employee if such employee was a Highly Compensated Employee when such employee separated from service, or such employee was a Highly Compensated Employee at any time after attaining age 55.

(hh)	“Hour of Service” shall mean the period defined in Section 3.2(d).

(ii)	“Individual ESOP Account” shall mean a separate subaccount of an Employer Account, as described in Sections 2(y) and 5.1. The Individual ESOP Account shall contain two subaccounts: the Share Account and the Supplemental Account, as described in Section 2(y).

(jj)	“Investment Fund” or “Investment Funds” shall mean any or all of the separate funds established pursuant to Section 5.2.

(kk)	“Investment Manager” shall mean a person or organization as defined in Section 10.4.

(ll)	“Leased Employee” shall mean a leased employee as defined in Section 414(n) of the Code.

(mm)	“Month of Participation” shall mean the period defined in Section 3.3(b).

(nn)	“Normal Retirement Date” shall mean a Participant’s 65th birthday.

(oo)	“Participant” shall mean an Eligible Employee who has been included in this Plan under the provisions of Section 3.1 and is or may become entitled to a benefit under the Plan, including, where the context requires, former Participants.

(pp)	“Participant Account” shall mean, collectively, a Participant’s After-Tax Contribution Account and Before-Tax Contribution Account, to which a Participant’s contributions to the Plan are credited as provided in Section 5.1 hereof.

(qq)	“Participation Date” shall mean the first day of each calendar month.

(rr)	“Plan” shall mean the OfficeMax Savings Plan, as set forth herein and as amended from time to time.

(ss)	“Plan Administrator” shall mean the person designated in Section 9.4.

(tt)	“Plan Fiduciary” shall mean the following, to the extent these entities or individuals perform fiduciary functions with respect to the Plan:

(i)	The Board of Directors of the Company;

(ii)	Any Investment Manager appointed pursuant to Section 10.4 of the Plan;

(iii)	The Committee;

(iv)	Any Trustee;

(v)	Individual Participants (or their beneficiaries), to the extent provided in Section 10.4 of the Plan; and

(vi)	Any other person who becomes a “fiduciary” by reason of the application of ERISA.

(uu)	“Plan Year” shall mean a calendar year.

(vv)	“Pre-ESOP Account” shall mean a separate subaccount of an Employer Account, as described in Sections 2(y) and 5.1.

(ww)	“Predecessor Employer” shall mean an organization or entity as defined in Section 3.2(c) and as listed in Schedule A.

(xx)	“Puerto Rico Associate” shall mean an Eligible Employee who is employed in Puerto Rico. The provisions of the Plan apply to Puerto Rico Associates unless superseded by a specific provision in Supplement D. However, the provisions of the Plan shall no longer apply to Puerto Rico Associates after 2009.

(yy)	“Rollover Contribution Account” shall mean the account to which a Participant’s rollover contributions to the Plan are credited as provided in Section 14.2.

(zz)	“Section 16 Participant” shall mean a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934.

(aaa)	“Self-Managed Fund” shall mean the brokerage option provided as one of the Plan’s Investment Funds.

(bbb)	“Service” shall mean employment by one or more Employers as determined in accordance with Section 3.2.

(ccc)	“Shares” shall mean shares of Convertible Preferred Stock purchased with the proceeds of an ESOP Loan, and shares of Company common stock issued upon the conversion of any such Convertible Preferred Stock.

(ddd)	“Spouse” shall mean a person of the opposite sex who is married to a Participant. For purposes of determining who is a “spouse,” marriage shall mean the legal union between one man and one woman as husband and wife.

(eee)	“Trust Agreement” shall mean the Trust Agreement between OfficeMax Incorporated and the Trustee of the Plan, as amended from time to time.

(fff)	“Trustee” shall mean the banks or trust companies appointed under Section 10.1 to administer the Trust Fund.

(ggg)	“Trust Fund” shall mean the trust or trusts established to hold and invest the assets accumulated under the Plan.

(hhh)	“Valuation Date” shall mean each business day that the New York Stock Exchange is open for trading.

(iii)	“Year of Participation” shall mean the period as defined in Section 3.3(a).

(jjj)	“Year of Service” shall mean the periods defined in Section 3.2 (which may differ for various purposes).

SECTION 3

PARTICIPATION, SERVICE CREDIT AND PARTICIPATION CREDIT

3.1	Participation

(a)	Each Eligible Employee who was a Plan Participant immediately prior to January 1, 2009 shall continue as a Participant on or after such date subject to all applicable Plan provisions. Each other Eligible Employee shall become a Participant in accordance with the remaining provisions of this Section 3.1.

(b)	Each Full-Time Eligible Employee shall be eligible to participate in the Plan on his or her date of hire, or, if later, the date on which he or she attains age 21.

(c)	Every Eligible Employee other than a Full-Time Eligible Employee shall be eligible to participate in the Plan on the first Participation Date coincident with or following the date on which he or she satisfies all of the following requirements: (i) he or she completes three months of employment with an Employer, (ii) he or she is credited with 250 Hours of Service within that three-month period, and (iii) he or she has attained age 21. If an Eligible Employee does not satisfy all of the foregoing eligibility requirements on the first Participation Date on which he or she may initially be eligible to participate in the Plan, he or she shall be required to satisfy all requirements in a subsequent calendar quarter before becoming eligible to participate in the Plan on a subsequent Participation Date. Notwithstanding the foregoing, an Eligible Employee who has attained age 21 and is credited with a Year of Service pursuant to Section 3.2(a) shall become eligible to participate in the Plan on the Participation Date coincident with or next following the date he or she completes his or her first Year of Service.

(d)	Every Eligible Employee who terminates employment with an Employer and who is subsequently rehired shall be eligible to participate in the Plan on his or her rehire date, provided that he or she was a Participant in the Plan (or in a plan which was merged into the Plan) prior to his or her termination. All other rehired Eligible Employees shall be required to meet the participation requirements in this Section 3 before becoming eligible to participate in the Plan.

(e)	A Participant who remains in the employ of an Employer but who ceases to be an Eligible Employee shall not be eligible to have any further contributions allocated to his or her accounts under this Plan.

3.2	Service Credit

An Employee shall be credited with Years of Service as follows:

(a)	Participation. Solely for the purpose of determining commencement of participation in the Plan under Section 3.1(c), an Eligible Employee shall be credited with Years of Service as follows:

(i)	An Eligible Employee shall be credited with one Year of Service if he or she completes 1,000 Hours of Service during the 12 consecutive month period commencing on his or her date of employment.

(ii)	If an Eligible Employee fails to satisfy the requirements of subsection (i) above for the first 12 consecutive months of his or her employment, he or she shall be credited with one Year of Service for the first Plan Year in which he or she completes 1,000 Hours of Service.

(b)	Eligibility for Benefits. Solely for the purpose of determining eligibility for benefits under Section 7, an Employee shall be credited with Years of Service as follows:

(i)	With respect to Employees who were Participants in the Plan before January 1, 2005:

(A)	An Employee who is employed for 12 months during a Plan Year (or in case of the short Plan Year ending December 27, 1989, is employed for the entire Plan Year) by an Employer on a salaried pay basis to work at least 20 hours per week shall receive one Year of Service for each Plan Year during which he or she is so employed.

(B)	An Employee who is employed for fewer than 12 months during a Plan Year by an Employer on a salaried pay basis to work at least 20 hours per week shall be credited with Years of Service as follows:

(1)	One Year of Service for each Plan Year during which he or she completed at least one Hour of Service on a salaried pay basis in each of 6 months.

(2)	If the Employee is not credited with one Year of Service under subsection (A) above for a Plan Year during which he or she is employed for fewer than 12 months (or in case of the short Plan Year ending December 27, 1989, is employed for less than the entire Plan Year) by an Employer on a salaried pay basis to work at least 20 hours per week, the Employee shall be credited with a fractional Year of Service for such Plan Year equal to the fraction which the number of days (including holidays and weekends) during which he or she was a salaried Employee during the Plan Year bears to the total number of days in the Plan Year.

(C)	An Employee who is employed by an Employer on a salaried pay basis to work less than 20 hours per week or is employed by an

Employer on an hourly basis shall receive one Year of Service for each Plan Year in which he or she completes 1,000 Hours of Service while so employed.

(ii)	With respect to Participants who were participating in The OfficeMax, Inc. Savings Plan prior to January 1, 2005, and who became Participants in this Plan on January 1, 2005, an Employee shall receive one Year of Service for each period of 12 consecutive months, beginning on the Employee’s hire date and on each anniversary of such hire date thereafter, during which the Employee is employed by an Employer.

(iii)	With respect to Employees hired on or after January 1, 2005, an Employee shall receive one Year of Service for each period of 12 consecutive months, beginning on the Employee’s hire date and on each anniversary of such hire date thereafter, during which the Employee is employed by an Employer.

(iv)	Notwithstanding any provision of this Section 3.2(b) to the contrary, effective July 1, 2008, an Employee shall receive one Year of Service for each period of 12 consecutive months, beginning on the Employee’s hire date and on each anniversary of such hire date thereafter, during which the Employee is employed by an Employer; provided however, that no amendment or change to the calculation of Years of Service shall have the effect of decreasing any Participant’s Years of Service under the Plan.

(c)	Employment With a Predecessor Employer. An Employee shall be credited with Years of Service for employment with a predecessor organization of an Employer or any business entity previously related to or associated with an Employer and identified as a “Predecessor Employer” on Schedule A based on such Employee’s date of hire with such Predecessor Employer.

(d)	Hour of Service shall include:

(i)	Each hour for which an Employee is, directly or indirectly, paid (or entitled to payment) by an Employer or an Affiliated Company for any reason including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. A back pay Hour of Service shall be allocated to the period or periods to which the award or agreement pertains unless the Employee has otherwise received credit for an Hour of Service for the same period.

(ii)	Any hour for which the Employee is being directly or indirectly paid at more than the Employee’s regular rate of pay shall be counted as one Hour of Service.

(iii)	An hour during which an Employee is absent from employment in accordance with an Employer’s uniform leave policy.

(iv)	The Hours of Service of an Employee who is paid by an Employer for reasons other than for the performance of duties shall be determined in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations. However, no more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties, no Hours of Service shall be credited to an Employee for a payment made or due under a plan maintained solely for the purpose of complying with workers’ compensation, unemployment compensation or disability insurance laws, no Hours of Service shall be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee, and an Hour of Service shall not be credited to an Employee under this provision if it has already been credited to such Employee pursuant to another provision of this definition.

(v)	For purposes of determining Hours of Service before the date ERISA became applicable to the Plan, an Employer may use whatever records are reasonably available to the Employer and may make such calculations as are necessary to determine the approximate number of such Hours of Service.

(vi)	If a law of the United States (including any law relating to credit for time spent in military service) or, any rule or regulation duly issued thereunder so requires, Hours of Service shall be added to the total calculated under the prior provisions of this definition and if such law, rule or regulation so permits, an Hour of Service shall be subtracted from said total.

(e)	Break in Service.

(i)	Prior to January 1, 2005, a Participant employed on a salaried pay basis to work at least 20 hours per week shall incur a Break in Service if, in any Plan Year, he or she ceases to be employed by an Employer or Affiliated Company and fails to complete at least one Hour of Service in each of three months during such Plan Year. A Participant employed on a salaried pay basis to work less than 20 hours per week shall incur a Break in Service if, in any Plan Year, he or she ceases to be employed by an Employer or Affiliated Company and fails to complete at least 501 Hours of Service.

(ii)	Beginning January 1, 2005, a Participant shall incur a Break in Service if, in any Plan Year, he or she ceases to be employed by an Employer or Affiliated Company and fails to complete at least 501 Hours of Service.

(iii)

Notwithstanding any provision of this Section 3.2(e) to the contrary, effective July 1, 2008, a Break in Service means each 12 consecutive month period commencing on an Employee’s or Participant’s separation date and each anniversary of such date during which the Employee or Participant does not perform an Hour of Service. In the case of a maternity or paternity absence (as described in Section 3.2(g)), the 12 consecutive month periods beginning on the first day of such absence and the first anniversary thereof shall not constitute a Break in Service. For this purpose, an Employee’s or Participant’s separation date occurs on the earlier of (A) the date he or she is no longer employed by an Employer or Affiliated Company because he or she quits, retires, is discharged or dies; or (B) the first anniversary of the first day of any period during which an Employee or Participant remains absent from service with all Affiliated Companies for any reason other than quit, retirement, discharge or death. Notwithstanding the foregoing, no amendment or change to the calculation of Years of Service shall have the effect of decreasing any Participant’s Years of Service under the Plan.

(f)	Periods Disregarded in the Determination of Service. The following periods shall be excluded in the determination of an Employee’s Hours of Service and Years of Service under Sections 3.2(a), 3.2(b), and 3.2(i):

(i)	Any period prior to January 1, 2009 that was not recognized as service under the Plan as in effect prior to such date.

(ii)	On or after January 1, 2009, Years of Service prior to a Break in Service if:

(A)	The Employee was not entitled to a vested benefit under the Plan prior to the Break in Service; and

(B)	The number of consecutive years during which the Employee has a Break in Service equals or exceeds the greater of five or the Years of Service before such Break in Service.

(g)	Maternity/Paternity Leave. Notwithstanding Section 3.2(e), for periods prior to July 1, 2008, a Participant shall not incur a Break in Service if:

(i)	The individual fails to complete at least one hour of service in each of three months during any one Plan Year or fails to complete at least 501 Hours of Service during any one Plan Year, as applicable, due to absence for any of the following reasons:

(A)	By reason of the pregnancy of the individual;

(B)	By reason of the birth of a child of the individual;

(C)	By reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

(D)	For purposes of caring for such child for a period beginning immediately following such birth or placement; and

(ii)	The individual furnishes to the Plan Administrator within thirty days following the commencement of such absence a written statement that the absence was for one of the reasons specified in subsection (i) and, if requested, a copy of the birth certificate or proof of adoption of such child.

(iii)	For purposes of this Section 3.2(g), the Participant shall be credited with such Hours of Service as required to prevent a Break in Service in either the Plan Year such absence begins or the following Plan Year.

(h)	Special Rules for Predecessor and Affiliated Companies. Unless otherwise specifically stated in the Plan, in computing Years of Service for purposes of determining an Employee’s participation in the Plan under Section 3.1 and eligibility for benefits under Section 7.1, a Participant shall receive credit for any period he or she is employed by the following employers, but only to the extent that credit is required under regulations prescribed by the Secretary of the Treasury or the Secretary of Labor and only to the extent that the Participant would be given credit under this Section 3 were he or she then in the employ of the Company:

(i)	An Affiliated Company;

(ii)	Any entity which is a predecessor of the Company or which is merged, consolidated or liquidated into the Company or a predecessor of the Company or an entity, substantially all of the assets of which have been acquired by the Company, if:

(A)	Such entity maintained the Plan or predecessor plan; or

(B)	Such entity did not maintain the Plan or a predecessor plan, but credit is required to be given for Hours of Service with such entity under regulations prescribed by the Secretary of the Treasury.

(i)	Eligibility for Cash Matching Contributions. Solely for the purpose of determining eligibility for Cash Matching Contributions, an Eligible Employee shall be credited with a Year of Service as follows:

(i)	An Eligible Employee shall be credited with one Year of Service if he or she completes 1,000 Hours of Service during the 12 consecutive month period commencing on his or her date of employment.

(ii)	If an Eligible Employee fails to satisfy the requirements of subsection (i) above during the first 12 consecutive months of employment, he or she shall be credited with one Year of Service for the first Plan Year in which he or she completes 1,000 Hours of Service.

3.3	Participation Credit

(a)	Years of Participation. For all purposes of the Plan, an Employee shall be credited with one Year of Participation for each 12 calendar Months of Participation whether or not consecutive.

(b)	Month of Participation. An Employee shall be credited with one Month of Participation for each calendar month during which the Participant makes a contribution to the Trust Fund as provided in Section 4.1.

3.4	Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit, if any, with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.5	Other Employment

Employment of an Eligible Employee or a Participant by any Employer or any Affiliated Company that is not an Employer under the Plan shall be considered as employment with an Employer for purposes of determining the member’s Years of Service, Hours of Service, retirement date, and termination date. No benefit provided under the Plan, however, shall be based on any Compensation received by a Participant from any entity other than an Employer or as other than an Eligible Employee, and no Employee other than an Eligible Employee of an Employer may become a Participant in the Plan. Notwithstanding any provision of the Plan to the contrary, the date on which a Participant’s status changes from Employee to Leased Employee will not constitute a termination date for purposes of Section 7.

SECTION 4

CONTRIBUTIONS

4.1	Participant Contributions

(a)	Amount of Employee Contributions In General. An Eligible Employee is not required to contribute to the Plan, but if an Eligible Employee elects to do so, he or she may contribute to the Plan, subject to the limitations contained in Section 4.1(d), Supplement A and Supplement C hereof, a whole percentage of from 1% to 50% of his or her Compensation to his or her Before-Tax Contribution Account in the Plan. Elections hereunder shall become effective as soon as administratively feasible following the Plan Administrator’s receipt of the Employee’s election.

(b)	Change in Contribution Election. A Participant may increase or decrease his or her Contribution Rate, subject to the limitations contained in this Section, in accordance with the Plan’s Administrative Procedures. The Participant’s Contribution Rate may also be limited or reduced by the Plan Administrator as he or she deems necessary or appropriate to comply with the requirements of the Code, Supplement A and Supplement C of the Plan. A Participant may suspend his or her contributions at any time.

(c)	Payroll Deduction. A Participant’s contributions shall be made by payroll deductions, not to exceed 50%, for the pay period for which the Participant is compensated, or in such other fashion as may be authorized by the Committee.

(d)	Amount of Contributions for Highly Compensated Employees. Notwithstanding any provision of the Plan to the contrary, the Committee may prospectively limit the contributions of:

(i)	one or more Highly Compensated Employees (or a class or group of Highly Compensated Employees); and

(ii)	one or more duly elected officers of the Company holding a title of senior vice president or higher (or a class or group of such officers)

in any manner deemed necessary or advisable by the Committee in its discretion.

(e)	Catch-Up Contributions

(i)	A Participant who is eligible to make Before-Tax Contributions under this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to, the limitations of Section 414(v) of the Code.

(ii)	Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(iii)	Catch-up contributions shall be credited to the Participant’s Before-Tax Contribution Account and shall be invested in accordance with the Participant’s investment election made pursuant to Section 4.1(f). No Cash Matching Contributions shall be made with respect to catch-up contributions.

(f)	Investment of Participant’s Contributions. A Participant may direct that his or her contributions be invested in any of the Investment Funds other than the Employee Stock Ownership Fund. A Participant may change the Fund or Funds into which his or her future contributions are invested in accordance with the Plan’s Administrative Procedures. If a Participant fails to make an election with respect to his or her contributions within such period as may be determined by the Committee, his or her contributions will be invested in the default investment arrangement specified by the Committee in accordance with ERISA Section 404(c)(5) and accompanying regulations.

4.2	Employer Contributions and Allocations

(a)	Cash Matching Contributions. For each Plan Year, the Employers shall make a Cash Matching Contribution to the Plan for each pay date on behalf of each Participant in an amount equal to 50% of such Participant’s Basic Contributions for such pay date; provided, however, that Participants shall be required to complete one Year of Service pursuant to Section 3.2(i) before they are eligible to receive the Cash Matching Contributions provided for in this Section 4.2(a). Notwithstanding the foregoing, effective as of the first payroll period beginning after March 1, 2009, the 50% Cash Matching Contribution provided above shall no longer be effective. Thereafter, the Employers may, in the sole discretion of the Company, make a Cash Matching Contribution to the Plan with respect to the Basic Contributions of each Participant otherwise eligible to share in the Cash Matching Contribution for such payroll period. The amount of such Cash Matching Contribution, if any, shall be determined in the sole discretion of the Company.

(b)	Investment of Cash Matching Contributions. A Participant’s Cash Matching Contributions shall be invested in accordance with his or her investment election made pursuant to Section 4.1(f).

(c)	Form of Employer Contributions. All Cash Matching Contributions must be made by the Employers in cash.

4.3	Corrective Contributions/Reallocations

If, with respect to any Plan Year, an administrative error results in a Participant’s account not being properly credited with his or her Before-Tax Contributions, rollover contributions, or Cash Matching Contributions, or earnings on any such amounts, corrective Employer Contributions or account reallocations may be made in accordance with this Section. Solely for the purpose of placing any affected Participant’s account in the position that the account would have been in had no error been made:

(a)	an Employer may make additional contributions to such Participant’s accounts; or

(b)	the Plan Administrator may reallocate existing contributions among the accounts of affected Participants.

In addition, with respect to any Plan Year, if an administrative error results in an amount being credited to an account for a Participant or any other individual who is not otherwise entitled to such amount, corrective action may be taken by the Plan Administrator, including, but not limited to, a direction to forfeit amounts erroneously credited (with such forfeitures to be used to reduce future Employer Contributions or other contributions to the Plan), reallocate such erroneously credited amounts to other Participants’ accounts, or take such other corrective action as necessary under the circumstances. Any Plan administration error may be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Plan Administrator in its discretion.

SECTION 5

SEPARATE ACCOUNTS: INVESTMENT FUNDS

5.1	Separate Accounts

The Plan Administrator shall create and maintain accounts for Participants as explained in this Section. Such separate accounts are primarily for accounting purposes and shall not require a segregation of Trust Fund assets to each account. The following accounts shall be created for each Participant:

(a)	a separate Before-Tax Contribution Account, to which all before-tax contributions by a Participant and earnings and losses thereon shall be credited;

(b)	a separate After-Tax Contribution Account for each Participant to which all after-tax contributions by a Participant and earnings and losses thereon shall be credited, provided that no such account shall be created for those Participants who begin participating in the Plan on or after January 1, 2005, and further provided that no additional contributions to any After-Tax Contribution Account shall be permitted beginning January 1, 2005;

(c)	a separate Rollover Contribution Account to which any rollover contributions and earnings and losses thereon shall be credited; and

(d)	a separate Employer Account for each Participant comprised of the following separate subaccounts, as applicable:

(i)	a Pre-ESOP Account, to which all Employer matching contributions made with respect to periods ending before July 1, 1989 (and earnings and losses thereon) shall be credited;

(ii)	an Individual ESOP Account, to which (A) all Shares allocated under the ESOP component of the Plan on and after July 1, 1989 (and earnings and losses thereon) and (B) all shares of Company Stock contributed as Employer Contributions or purchased with Employer Contributions (and earnings and losses thereon) shall be credited; and

(iii)	a Cash Matching Contributions Account, to which all Cash Matching Contributions (and earnings and losses thereon) shall be credited.

5.2	Investment Funds

The Trustees shall establish Investment Funds as separate portions of the Trust Fund as directed by the Company, consisting of (a) such funds as the Committee, in its discretion, may determine from time to time, for investment of Participant Contributions, Cash Matching Contributions and Pre-ESOP Account assets, (b) the Employee Stock Ownership Fund for the investment of the Trust Fund primarily in Company Stock, and (c) the Self-Managed Fund. One

of the Investment Funds shall be the OfficeMax Company Stock Fund, which shall be invested primarily in shares of the Company’s $2.50 par value common stock. Additional or alternative Investment Funds may be established or existing Investment Funds may be discontinued from time to time by the Committee. Income from investments in each Investment Fund shall be reinvested in the same Investment Fund.

The selection of an Investment Fund option for investment of all or any portion of a Participant’s account is the sole responsibility of each Participant. None of the Committee, the Company or the Trustee are authorized or permitted to advise a Participant as to the election of any Investment Fund option. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an Investment Fund option impose any liability on the Committee, the Company, or the Trustee.

Participants shall be solely responsible for exercising all investment management responsibilities with respect to assets in their account(s) held in the Self-Managed Fund, including but not limited to selection of specific investments, proxy voting, timing of purchases and sales, asset allocation, and diversification.

5.3	Transfer Between Investment Funds

Each Participant may from time to time, but not more frequently than once per business day, direct that an amount equivalent to all or any part of his or her interest in any Investment Fund be transferred to a different Investment Fund other than the Employee Stock Ownership Fund. Transfers into and out of the Investment Funds shall be subject to such additional restrictions on timing, frequency, and amounts as are established by the Plan Administrator.

The Plan Administrator shall establish procedures regarding Participant investment instructions describing the manner in which Participant instructions must be provided to the Trustee (including voting or tender instructions relating to Company Stock), the frequency with which Participants may provide instructions with respect to any Investment Fund, and limitations (if any) on the amounts which Participants may transfer into and out of any Investment Fund. The Plan Administrator shall also establish procedures regarding communication of information to Participants regarding the Investment Funds which are intended to satisfy the information requirements described in Department of Labor Regulation Section 2550.404c-1(b)(2).

5.4	Valuation of Accounts

The Trustee, as of each Valuation Date, shall determine the net worth of the assets of the Investment Funds which it administers. If the Convertible Preferred Stock is not readily tradable on an established securities market (within the meaning of Sections 401(a)(28)(C) and 409(h) of the Code), then the Fair Market Value of such Convertible Preferred Stock shall be determined as of each Valuation Date by application of the conversion formula of the Convertible Preferred Stock and based on the Fair Market Value of the Company’s common stock on such date or, as appropriate, based on the minimum redemption value of the Convertible Preferred Stock; provided, however, that the Fair Market Value of the Convertible Preferred Stock shall also be determined at least once annually in accordance with generally accepted valuation methods and practices, by one or more independent appraisers who satisfy the requirements of Section 401(a)(28)(C) of the Code. Any other assets of the Investment Funds shall be valued at fair market value, in accordance with generally accepted accounting principles. Any expenses for which the Trustee has not been reimbursed by the Company shall be deducted from the value of the Investment Funds in the proportion which the net worth of each Investment Fund bears to the total net worth of the Trust Fund. The net worth of each Investment Fund shall be reported promptly to the Committee and shall be conclusive and binding on all persons.

The value of a Participant’s account on any Valuation Date shall be determined using the unit accounting method on a daily business day basis as follows:

(a)	Trustee determines fair market value of each Investment Fund

(b)	Trustee determines number of outstanding units in each Investment Fund

(c)	Trustee determines the new unit value by dividing (a) by (b)

(d)	All transactions (loans, withdrawals, transfers, distributions, etc.) requested by Participants by 4 p.m. Eastern Time are effected at the unit value as calculated above.

The Plan Administrator shall provide each Participant, at least annually, with a written statement of the balances, as applicable, of his or her Before-Tax Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, and Employer Account (providing separate balances for the Pre-ESOP Account, the Individual ESOP Account and the Cash Matching Contributions Account, as applicable), and the value of his or her interest in each Investment Fund.

5.5	Diversification of Individual ESOP Accounts

A Participant may diversify any portion of his or her Individual ESOP Account or the OfficeMax Company Stock Fund in accordance with procedures established by the Committee.

5.6	Dividend Election for Individual ESOP Accounts and OfficeMax Company Stock Fund

Notwithstanding anything to the contrary in this Plan, with respect to (a) Allocated Dividends attributable to the Shares in an ESOP Participant’s Individual ESOP Account, and (b) Allocated Common Stock Dividends attributable to the shares of Company common stock in a Participant’s accounts, each Participant shall have the opportunity to elect to receive the dividend in cash or to have the dividend reinvested in his or her accounts. Elections may be made at any time and will be effective with respect to dividends declared after receipt of the election. A Participant may change his or her election at any time and the changed election will take effect prospectively as soon as practical after receipt. If a Participant fails to make an election, he or she shall be deemed to have elected reinvestment of dividends in his or her accounts. If a Participant elects to receive dividends in cash, such dividends shall be paid to him or her by the

Plan and shall not constitute Eligible Rollover Distributions under Section 13.9, and Allocated Dividends and Allocated Common Stock Dividends shall not be credited to his or her accounts. Partial elections (i.e., electing to receive part of a dividend in cash and to reinvest part) shall not be permitted.

SECTION 6

WITHDRAWALS DURING EMPLOYMENT

6.1	Withdrawals From After-Tax Contribution Account

A Participant may at any time during his or her employment request to withdraw from the Plan all or a portion of his or her After-Tax Contribution Account, if applicable. Withdrawals from a Participant’s After-Tax Contribution Account shall be made first from pre-1987 contributions without appreciation. After pre-1987 contributions are withdrawn, withdrawals shall be made proportionately from the Participant’s contributions and from any appreciation thereon.

6.2	Withdrawals From Before-Tax Contribution Account and Rollover Contribution Account

(a)

A Participant may at any time during his or her employment request to withdraw from the Plan all or a portion of his or her Before-Tax Contribution Account and/or his or her Rollover Contribution Account, including any appreciation or depreciation thereon, provided that (i) the Participant is at least 59 1/2 years of age, or (ii) the Participant satisfies the requirements for a hardship withdrawal in accordance with Section 6.2(b).

(b)	In the event of a hardship, a Participant may request a withdrawal of his or her Rollover Contribution Account and Before-Tax Contribution Account (not including earnings attributable thereto after December 31, 1988), after withdrawing all amounts available under Section 6.1, subject to the following:

(i)	The amount to be withdrawn shall not exceed the amount required to meet the immediate financial need created by the hardship, including the amount necessary to pay income taxes or penalties resulting from the withdrawal, and must not be reasonably available from other resources of the Participant. For these purposes, a distribution shall be treated as necessary to satisfy an immediate financial need if the Participant represents, in the manner prescribed by the Committee (and the Committee may reasonably rely on such representations absent actual knowledge to the contrary), that the need cannot reasonably be relieved by other financial resources available to the Participant.

(ii)

For purposes of this Section 6.2(b), the term “hardship” shall be deemed to include only financial needs arising from: (A) expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, or the Participant’s spouse, children, or dependents (as defined in Section 152 of the Code, without regard to paragraphs (b)(1), (b)(2), and (d)(1)(B) thereof) and/or necessary for those persons to obtain medical care described in Section 213(d) of the Code; (B) the costs directly related to the purchase of a primary residence for the Participant (excluding mortgage payments); (C) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Section 152 of the Code, without regard to paragraphs (b)(1), (b)(2), and (d)(1)(B) thereof); (D) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence; (E) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Section 152 of the Code, without regard to paragraph (d)(1)(B) thereof); and (F) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(iii)	A hardship withdrawal shall only be granted if the Participant has taken all nontaxable loans available to him or her under this Plan and any other qualified or nonqualified plan maintained by the Company or an Affiliate Company. A hardship withdrawal shall cause the Participant’s interest in the various Investment Funds to be reduced in accordance with rules adopted by the Committee. Notwithstanding the foregoing, no withdrawal will be permitted from the portion of a Participant’s Before-Tax Contribution Account which the Participant has not yet repaid under a currently outstanding loan from the Plan. If a Participant who is eligible to make a dividend election pursuant to Section 5.6 requests a hardship withdrawal pursuant to this Section 6.2(b), the Participant must elect to receive dividends in cash pursuant to Section 5.6, or his or her hardship request will not be granted.

6.3	Employer Account and Rollover Contribution Account

Upon a Participant’s withdrawal of all or any portion of his or her Before-Tax Contribution Account, Rollover Contribution Account or After-Tax Contribution Account, if applicable, the Trustee shall continue to hold and to invest the Employer Account and any other remaining account balances for the Participant’s benefit. The Employer Account and other remaining account balances shall be distributed in accordance with Section 7. Notwithstanding the foregoing, a Participant who has attained age 70 1/2 may at any time during his or her employment with an Employer request to withdraw from the Plan all or a portion of his or her Employer Account.

6.4	Suspension

A Participant under age 59 1/2 who makes a withdrawal under Section 6.1 and who is otherwise eligible to contribute to the Plan may not contribute to the Plan for three months. A Participant under age 59 1/2 who makes a withdrawal under Section 6.2 hereof and who is otherwise eligible to contribute to the Plan pursuant to Section 3.1, may not contribute to this Plan or any other qualified or nonqualified plan maintained by the Company or Affiliate Company for six months after the hardship withdrawal.

6.5	Withdrawal of Common Stock

A Participant may elect to receive the proceeds of a withdrawal made pursuant to Sections 6.1 or 6.2(a) from that portion of his or her account invested in the OfficeMax Company Stock Fund in cash or in whole shares of such common stock. Any fractional share and cash equivalents shall be distributed in cash.

6.6	Accounting for Withdrawals

A withdrawal amount shall be paid to a Participant as soon as administratively feasible following the date of a withdrawal request and shall be charged against the Participant’s account as of the withdrawal date.

6.7	Qualified Reservist Distributions

Effective November 1, 2009, a Participant may apply for a withdrawal of all or any portion of his Before-Tax Contribution Account if such Participant is, by reason of being a member of a reserve component (as defined in Section 101 of Title 37, United States Code), ordered or called to active duty, and such tour of active duty has a duration in excess of 179 days or a duration of an indefinite period. Such a withdrawal can only be made during the period beginning on the date of such order or call and ending at the close of the active duty period. If a Participant obtains such a withdrawal, he or she may repay all or a portion of such amount to the Plan at any time during the two-year period following return from active duty.

6.8	Proration of Withdrawals

Withdrawals shall be taken on a pro rata basis from all the Investment Funds in which a Participant’s Account is invested; provided, however, that a Section 16 Participant with respect to Company securities may elect to have withdrawals taken on a pro rata basis from the Investment Funds in which such Participant’s account is invested, excluding the OfficeMax Company Stock Fund.

SECTION 7

VESTING, FORFEITURES, BENEFITS

7.1	Vesting

(a)	With respect to Participants who began participating in this Plan prior to January 1, 2005, a Participant’s Employer Account shall be 100% vested and nonforfeitable upon the earliest of:

(i)	attaining age 65;

(ii)	completing three Years of Service;

(iii)	completing three Years of Participation;

(iv)	death while employed by an Employer;

(v)	disability while employed by an Employer;

(vi)	termination of employment as a result of the sale of the Participant’s location or division; or

(vii)	termination of employment as a result of the closure, without planned resumption of operations, of the facility at which the Participant is employed.

(b)	With respect to Participants who were participating in The OfficeMax, Inc. Savings Plan prior to January 1, 2005, a Participant’s Employer Account shall be 100% vested and nonforfeitable upon the earliest of:

(i)	attaining age 65;

(ii)	completing three Years of Service; or

(iii)	death while employed by an Employer.

With respect to Participants who were participating in The OfficeMax, Inc. Savings Plan prior to January 1, 2005, and who were hired on or before December 31, 2003, in addition to the above, a Participant’s Employer Account shall become 50% vested upon completing two Years of Service.

(c)	With respect to Participants who are hired on or after January 1, 2005, a Participant’s Employer Account shall be 100% vested and nonforfeitable upon the earliest of:

(i)	attaining age 65;

(ii)	completing three Years of Service; or

(iii)	death while employed by an Employer.

(d)	In the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) on or after January 1, 2007, the survivors of the Participant will be entitled to any benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

(e)	A Participant’s Before-Tax Contribution Account, After-Tax Contribution Account (if applicable), and Rollover Contribution Account shall always be 100% vested and nonforfeitable.

7.2	Forfeitures

If a Participant’s employment is terminated prior to becoming 100% vested in his or her Employer Account, such Participant’s interest in his or her Employer Account shall be forfeited as soon as administratively feasible upon the earlier of the date the terminated Participant takes a distribution or experiences a Break in Service, provided, however, if the Participant is reemployed by an Employer prior to incurring five consecutive one-year Breaks in Service, such forfeiture shall be immediately restored, without interest.

Any portion of an Employer Account which is forfeited may be used to: (a) reduce the amount of Employer Contributions or QMACs; (b) to restore forfeitures to eligible Participants upon their reemployment; or (c) pay administrative expenses related to the Plan. Forfeitures shall be removed from a Participant’s account at least annually (or more frequently during the Plan Year if administratively feasible) and applied for the purposes outlined in this Section.

Notwithstanding anything herein to the contrary, in accordance with Section 54.4975-11(d)(4) of the Income Tax Regulations, if all or a portion of a Participant’s Employer Account is forfeited, the forfeiture of Shares will occur only after forfeiture of other assets in such Employer Account.

7.3	Termination of Employment or Death

(a)

A Participant whose employment with all Employers and Affiliated Companies is terminated (including due to disability or retirement) shall receive his or her vested account balances in the form elected by the Participant following his or her termination of employment. In the event of the Participant’s death before distribution of his or her entire vested account balance, the remainder shall be distributed to his or her spouse or other properly designated beneficiary as elected by the spouse or beneficiary. Distribution shall be made in accordance with Section 7.4. However, if a terminated or deceased Participant’s total account balance exceeds $1,000, the Participant (or the Participant’s spouse or beneficiary in the event of the Participant’s death) may defer distribution of such account in accordance with Section 7.5. Except as provided in Section 7.6, no distribution of a vested account balance in excess of $1,000 will be made without the consent of the Participant (or spouse or beneficiary, as the case may be). No distribution will be made within 30 days of the Participant’s termination of employment or death as applicable.

(b)	Notwithstanding the foregoing, in accordance with Section 414(u)(12) of the Code, a Participant receiving a differential wage payment (as defined in Section 3401(h)(2) of the Code) shall be treated as having been severed from employment with the Employers and Affiliated Companies for purposes of taking a distribution of his or her Before-Tax Contribution Account during any period the Participant performs service in the uniformed services while on active duty for a period of more than 30 days. If a Participant elects to receive a distribution pursuant to the preceding sentence, such Participant shall not be permitted to make Before-Tax Contributions under Section 4.1 of the Plan during the six-month period beginning on the date of the distribution.

7.4	Form of Distribution

(a)	A Participant whose account balance exceeds $1,000 and who terminates employment shall be eligible to elect to receive or commence to receive the vested balance of his or her accounts under one of the following options; provided, however, that if, pursuant to Section 7.7, the Participant elects to receive any portion of his or her account balance in shares of Company common stock, the distribution of such portion shall be made to the Participant in a single sum under option (i).

(i)	Payment of such amount in one lump sum;

(ii)	Payment of such amount, as adjusted for the gains and losses thereof, in approximately uniform installments. Installment payments shall continue to be made only until all amounts in a Participant’s account are exhausted; or

(iii)	Payment of such amounts partly in accordance with subsection (a)(i) and the remainder in accordance with (a)(ii).

(b)	If a Participant terminates employment and the vested balance of his or her accounts does not exceed $1,000, such vested balance shall be paid in a lump-sum cash distribution, except as provided in Section 7.7, as soon as administratively feasible. Such distributions under this subsection shall not require the Participant’s or beneficiary’s consent.

(c)	A Participant who elected installment payments may, after such installment payments have begun, request a lump sum distribution of the remainder of the account.

(d)	In the event of a Participant’s death before his or her vested account has been completely distributed, the Participant’s spouse or beneficiary, as applicable may elect to receive distribution of the Participant’s account in accordance with the foregoing provisions of this Section, subject to Sections 7.5 through 7.7.

(e)	Elections under this Section shall be made under rules established by the Committee in accordance with applicable regulations.

7.5	Deferral of Benefits

If a Participant terminates employment with a vested account balance in excess of $1,000 and does not properly consent to distribution thereof at the time of termination, the Participant may elect to receive his or her account balance as provided in Section 7.4 at such time as he or she elects, subject to Section 7.6. Upon termination of employment of a Participant for any reason, or transfer of a Participant to any employment classification not eligible to participate in this Plan, the Company may elect to redeem any Convertible Preferred Stock allocated to the Participant’s Individual ESOP Account pursuant to the Certificate of Designation in either cash or common stock of the Company. Unless the Participant directs otherwise, within 60 days of the Participant’s termination or transfer of employment, the redemption proceeds shall be invested in the default Investment Fund designated by the Committee.

7.6	Required Minimum Distributions

A Participant’s interest in his or her account shall be distributed or begin to be distributed to the Participant no later than April 1 of the calendar year following the later of (i) the year in which the Participant attains age 70 1/2, or (ii) the year the Participant terminates employment with the Employer, in accordance with Section 401(a)(9) of the Code and regulations issued thereunder. Notwithstanding any Plan provision to the contrary, all distributions from the Plan shall satisfy the minimum distribution requirements under Section 401(a)(9) of the Code and the applicable Treasury Regulations, including Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and the incidental death benefit requirement in Section 401(a)(9)(G) of the Code.

7.7	Payment in Company Common Stock

If a Participant has an account balance in the OfficeMax Company Stock Fund, then following termination of employment, the Participant or beneficiary, as the case may be, may elect to take payment of his or her account balance allocated to such fund either in cash or in whole shares of such common stock, subject to Sections 7.3 and 7.4(a). Any fractional shares and cash equivalents shall be distributed in cash. Any such election must be made in accordance with procedures established by the Committee.

If a Participant has an account balance in the Employee Stock Ownership Fund, the Participant (or such Participant’s beneficiary) may elect to take payment of the value of his or her vested Individual ESOP Account balance either in cash or in whole shares of OfficeMax common stock, subject to Sections 7.3 and 7.4(a). If such an election is made, the Participant shall receive that number of whole shares of OfficeMax common stock that can be acquired with the balance of his or her Individual ESOP Account, the value of such balance to be determined as of the Valuation Date immediately preceding the Participant’s distribution date and the acquisition to occur as soon as administratively feasible following the Participant’s election. If an election is made by the Participant to receive the entire value in his or her Individual ESOP Account in cash, then, notwithstanding Section 7.3, the Participant shall receive a cash distribution in an amount equal to the value of his or her Individual ESOP Account as of the Valuation Date immediately preceding the Participant’s distribution date. For purposes of this Section 7.7, the rights extended to a Participant hereunder shall also apply to any beneficiary or alternate payee of such Participant.

7.8	Accounting for Distributions

Except as specifically provided otherwise herein, a Participant’s vested account shall be paid as soon as administratively following his or her election or deemed election, and after all adjustments required under the Plan have been made.

7.9	Conditions Applying to Accounts of Participants After Termination of Employment

If a Participant’s account remains in the fund after termination of employment, a reasonable fee may be charged against such account for each distribution made from the account and for each fund-to-fund transfer, in accordance with applicable law and regulations.

Accounts of terminated Participants shall be subject to the Plan rules adopted by the Committee. When the Participant’s entire account balance has been distributed, the Participant shall have no further rights under the Plan.

7.10	Undistributable Accounts

Each Participant and (in the event of death, his or her beneficiary) shall keep the Plan Administrator advised of his or her current address. If the Plan Administrator is unable to locate a terminated Participant or beneficiary to whom a distribution is due under this Plan, the Employer Account and the Participant’s Account shall be forfeited. If a benefit is forfeited because the Participant or beneficiary cannot be found, such benefit shall be reinstated by the Plan Administrator if a claim is filed by the Participant or beneficiary. Notwithstanding the foregoing, forfeiture of a Participant’s or beneficiary’s benefit may occur only if a distribution could be made to the Participant or beneficiary without obtaining the Participant’s or beneficiary’s consent in accordance with the requirements of Section 1.411(a)-11 of the Treasury Regulations.

7.11	Put Option

(a)

In the event that, pursuant to Section 7.7, a distribution of part or all of the portion of a Participant’s Individual ESOP Account previously composed of Shares (the “Share Distribution”) is made in Company common stock at a time when the Company common stock is not “publicly traded” (as defined in Treasury regulation Section 54.4975-7(b)(1)(iv)) or when the Company common stock is subject to a “trading limitation” (as defined in Treasury regulation Section 54.4975-7(b)(10)), the Company common stock so distributed shall be subject to a put option that complies with the requirements of Section 409(h) of the Code. Such put option shall provide that if a Participant exercises the put option, the Employer, or the Trustee if the Trustee so elects, shall repurchase such stock by paying the Participant an amount equal to the Fair Market Value of the stock repurchased no later than 30 days after the Participant exercises the put option.

(b)	The “put option” provided for by this Section 7.11 shall continue to apply to any Share Distribution made in Company common stock at a time described in the Section 7.11(a), notwithstanding any amendment to the Plan or termination of the ESOP that causes the ESOP to cease to be a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and notwithstanding the absence of any outstanding balance on an ESOP Loan at the time of such Share Distribution.

7.12	Other Puts

Except as provided in the Certificate of Designation and this Plan, no Shares shall be subject to a “put,” “call,” or other option or to a “buy-sell” arrangement during the time such Shares or other securities are held by the Trust Fund or at the time of their distribution to a Participant, notwithstanding any amendment to or termination of this Plan or the ESOP that causes the ESOP to cease to be a leveraged employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code during or at such times.

SECTION 8

BENEFICIARY

A Participant may designate a beneficiary to whom distribution of his or her interest under the Plan shall be made in the event of his or her death prior to the full receipt thereof; provided, however, the spouse of a married Participant will be the primary beneficiary unless such spouse has consented to the naming of another primary beneficiary. Such consent must be in writing, must acknowledge the effect thereof and the signature thereon must be acknowledged before a notary public. A designation may, with the consent of the spouse but without notice to any other beneficiary, be changed or revoked by the Participant at any time. The designation of any beneficiary and any change or revocation thereof shall be made in writing on forms provided by the Committee and shall not be effective unless and until filed with the Committee. If a Participant fails to designate a beneficiary or if no designated beneficiary survives the Participant, the amount payable upon the death of the Participant shall be paid in accordance with the following:

(a)	To his or her surviving spouse; or if there be none surviving, then

(b)	To his or her children in equal shares, per stirpes; or if there be none surviving, then

(c)	To his or her father and mother in equal shares; or if there be none surviving, then

(d)	To his or her estate.

SECTION 9

ADMINISTRATION OF PLAN

9.1	General Administration

The Retirement Committee shall be the “named fiduciary” of the Plan for purposes of complying with applicable law and shall be responsible for controlling and managing the operation and administration of the Plan. The Retirement Committee may delegate any or all of its responsibilities to the Plan Administrator or other Plan Fiduciary.

9.2	Appointment of Retirement Committee

The Retirement Committee consists of members who are appointed from time to time by, and serve at the pleasure of, the Board.

9.3	Organization of Retirement Committee

The Retirement Committee shall have one of its members as Chairman and shall appoint a Secretary who may, but need not, be a member of the Committee. The Committee may elect such other officers as it may desire. The Secretary of the Committee, or an assistant secretary appointed by the Committee, shall keep minutes of the proceedings of the Committee and maintain such other records pertaining to the administration of the Plan as the Committee may obtain, deem advisable, or cause to be prepared.

9.4	Plan Administrator

The Secretary of the Committee shall be the Plan Administrator for purposes of complying with applicable law.

9.5	Meetings and Actions of Retirement Committee

The Retirement Committee shall hold meetings upon such notice at such place or places and at such time or times as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted or other actions taken by the Committee shall be determined by the vote or other affirmative expression of a majority of the members present.

Resolutions may be adopted and other action may be taken by the Committee without a meeting, if (a) all members of the Committee sign a document setting forth the resolution or other action taken and (b) a majority of those signing approve the resolution or other action taken.

The Secretary or the assistant secretary of the Committee may execute any certificates or other written documents authorized by the Committee. The Committee may from time to time delegate to one or more of its members such authority to act on behalf of the Committee as it may, in its discretion, choose.

9.6	Powers and Duties of Retirement Committee

The members of the Committee shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conducting of an enterprise of like character and with like aims. When making a determination or calculation, the Committee may rely upon information furnished by Employers and any legal counsel or other expert selected by the Company to render advice with respect to the Plan.

The Committee shall have such powers as may be necessary to discharge its duties in managing and controlling the general operations and administration of the Plan. The Committee shall have full and complete authority and control with respect to the operations and administration of the Plan unless such authority or control is allocated or delegated by the Committee in accordance with the procedures set forth in Section 9.6(a). The powers and duties of the Committee shall include, but shall not be limited to, the following:

(a)	To designate in writing persons who are not members of the Committee to carry out fiduciary responsibilities under the Plan; or to allocate in writing fiduciary responsibilities (other than any responsibility to manage or control the assets of the Plan) among members of the Committee and those persons who have been designated to carry out fiduciary responsibilities under the Plan or to employ and appoint such agents, Trustee(s), administrators, accountants, legal counsel, specialists and other persons that it deems necessary and desirable in the proper administration of the Plan. Upon such designation of persons to carry out fiduciary responsibilities hereunder, such allocation of fiduciary responsibility, or upon an expert’s acceptance of delegated administrative duties hereunder, other Plan Fiduciaries shall not be liable for the acts and omissions of such persons in carrying out such fiduciary duties and may rely on tables, evaluations, certificates, opinions and reports which may be provided by such persons.

(b)	To construe and interpret the Plan.

(c)	To receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan.

(d)	To furnish the Employers, upon request, with such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

(e)	To receive and review reports of the financial condition and of the receipts and disbursements of the Fund from its Trustees.

(f)	To adopt such bylaws, rules, regulations, forms and procedures from time to time as are required by the Plan and as the Committee deems advisable and appropriate in the proper administration of the Plan.

(g)	To decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

(h)	To prescribe procedures to be followed by any person in applying for benefits under the Plan; and to designate the forms or documents, evidence and such other information as the Committee may reasonably deem necessary, desirable or convenient to support an application for benefits under the Plan.

(i)	To make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon in accordance with the claims procedures set forth in Section 9.11. Any rule, regulation, determination or decision of the Committee with respect to claims for benefits or any other matters which is consistent with the provisions of the Plan shall be final, conclusive and binding upon all persons affected by the rule, regulation, determination or decision. Benefits under the Plan will be paid only if the Committee decides in its sole discretion that a Participant (or other claimant) is entitled to them.

(j)	To apply consistently and uniformly the Committee’s rules, regulations, determinations and decisions to all Employees, Participants and beneficiaries in similar circumstances.

(k)	To issue directions to the Trustees, and thereby bind the Trustees, concerning all benefits which are to be paid from the Trust Fund pursuant to the Plan.

(l)	To possess and exercise the power to amend the Plan as set forth in Section 12 as may from time to time be delegated by the Board of Directors, by Standing Resolution or otherwise.

(m)	To possess and exercise such other power or powers pertaining to the administration of the Plan which may from time to time be delegated to the Committee by the Company or by the Board of Directors.

9.7	Service in More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.8	Compensation and Expenses of Retirement Committee

The costs and expenses incurred by the Committee in the proper administration of the Plan shall be paid by the Company. No fee or compensation shall be paid to any member of the Committee for his or her services as such.

9.9	Administrative Expenses

To the extent permitted by applicable law, the costs and expenses for administering this Plan, consisting of Trustee fees and expenses, Investment Manager fees and expenses, fees and expenses of outside experts, expenses of maintaining records under Section 9 of the Plan, and all other administrative expenses of the Plan, shall be paid out of the Trust Fund unless the

Company elects to pay them with its own funds. Costs incident to the purchase and sale of securities, such as brokerage fees, commissions, and stock transfer fees are not regarded as administrative expenses and shall be borne by the proper Investment Fund, as determined by the Trustee. To the extent permitted by applicable law and as directed by the Committee, expenses to be paid from the Trust Fund, including without limitation expenses attendant to qualified domestic relations order determinations, may be drawn from (a) Participants’ accounts, in the form of a flat fee, charges for specific services, or a percentage of the value of each account, (b) earnings or gains in each Investment Fund, (c) a Trust subaccount established to hold any rebates or refunds received by the Trust Fund from one or more of the Investment Funds of administrative service or other fees charged by that fund, or (d) forfeitures described in Section 7.2.

9.10	In Lieu of Writing

Notwithstanding anything herein to the contrary, but subject to the requirements of ERISA, the Code, and any other applicable law, any action otherwise required to be taken in writing by a Participant or beneficiary shall be accomplished by the method or methods required or made available by the Plan Administrator with respect to that action.

9.11	Claims Procedure

A Participant or the Participant’s spouse or beneficiary shall have the right to submit a claim for benefits in writing to the Plan Administrator. All claims for benefits, for calculation or recalculation of benefits, relating to eligibility, or challenging interpretation or application of the terms and conditions of the plan must be made within 180 days of the date on which the facts or circumstances giving rise to the claim first occur. The written claim must specify the basis for the claim and the amount of the benefit claimed. The Plan Administrator shall act to deny or accept the claim, within 90 days of its receipt, by notifying the Participant or the beneficiary of the Plan Administrator’s action, unless special circumstances require the extension of this 90-day period. If this occurs, the Plan Administrator shall provide the Participant or the spouse or beneficiary with written notification of the extension before the expiration of the initial 90-day period. This notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall the extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Plan Administrator denies a claim in whole or in part, the Plan Administrator’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for denial, the specific section or sections of the Plan upon which the denial is based, and an explanation of the claim review procedure, including applicable time limits. If any additional material or information is required to process the claim, the denial shall describe such information and indicate why it is necessary. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Plan Administrator’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Retirement Committee upon written request therefor submitted by the claimant or the claimant’s duly authorized representative and received by the Retirement Committee within 60 days after the claimant receives written notification that the claimant’s claim has been denied. In connection with this review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit in writing the claimant’s views as to the issues. The Retirement Committee shall act to deny or accept the claim within 60 days after receipt of the claimant’s written request for review unless special circumstances require the extension of this 60-day period. If extension is necessary, the Retirement Committee shall provide the claimant with written notification of the extension before the expiration of the initial 60-day period. In all events, the Retirement Committee shall act to deny or accept the claim within one hundred twenty days of the receipt of the claimant’s written request for review. The action of the Retirement Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due until the claimant has exhausted all of the remedies and procedures afforded the claimant by this section. After exhaustion of the Plan’s claim procedures, any further legal action taken against the Plan or its fiduciaries by the claimant must be filed in a court of law no later than 180 days after the Retirement Committee’s final decision regarding the claim.

SECTION 10

MANAGEMENT AND INVESTMENT OF THE TRUST FUND

10.1	Appointment of Trustees

The Retirement Committee shall appoint one or more banks or trust companies as Trustee to administer all contributions paid into the Trust Fund. Such Trustee or Trustees shall serve at the pleasure of the Retirement Committee and shall have such rights, powers and duties as are contained in the trust agreement by which they are appointed and as the same may be amended. The Chief Executive Officer, the President or any Vice President, and the Secretary or any Assistant Secretary, of the Company are hereby authorized and directed to enter into, on behalf of the Company, such agreement or agreements with Trustees appointed hereunder as they may, in their discretion, deem necessary, advisable or convenient to provide for the administration of the Trust Fund according to the terms hereof. Said officers are hereby further authorized and directed to enter into, on behalf of the Company, such amendments and additional amendments to said agreement or agreements from time to time as they may, in their discretion, deem necessary, advisable or convenient.

10.2	Management of Trust Fund

All assets of the Plan shall be held in trust by the Trustees for use in providing the benefits of the Plan. Subject to the provisions of Section 13.7, no part of the corpus or income shall be used or diverted to purposes other than the exclusive benefit of Participants and spouses and other beneficiaries of the Participants under the Plan.

10.3	Investment Standard

In addition to the Employee Stock Ownership Fund, one Investment Fund may be invested in OfficeMax common stock without regard to the percentage of the total fair market value of the Trust Fund or any Participant Accounts which such investments comprise. Each Investment Fund (other than the Employee Stock Ownership Fund, the Investment Fund invested in OfficeMax common stock, and the Self-Managed Fund) shall consist only of those assets in which a prudent person who is familiar with the objectives of the Plan and using care, skill, prudence, and diligence would invest in the conduct of an enterprise of like character and aims, diversifying the investments so as to minimize the risk of significant losses.

Investments in the Self-Managed Fund or an Investment Fund holding Company Stock shall be held and managed in accordance with instructions to the Trustee provided by Plan Participants in such Investment Funds.

10.4	Investment Responsibility

Subject to the provisions of the Trust Agreement and applicable law (including, without limitation, Section 4975 of the Code), the Trustee shall have the complete responsibility (a) to decide whether or not (and at what price and on what terms) to purchase the Convertible Preferred Stock, and (b) subject to Section 10.5, to invest and reinvest the Employee Stock

Ownership Fund or any other Investment Fund invested primarily in shares of Company Stock. Otherwise, the Trustee shall have primary responsibility for investment of the Trust Funds which the Trustee administers unless the Board of Directors or its delegate shall allocate control and management of all or any portion of the Trust Fund to an Investment Manager. Notwithstanding the foregoing, all investment decisions with respect to the Self-Managed Fund shall be the responsibility of the Participants in such Fund. Each such Participant shall be solely responsible for investment decisions with respect to assets in the Self-Managed Fund, and the Trustee shall follow the directions of such Participants with respect to assets held in such Investment Fund.

An Investment Manager appointed pursuant to the foregoing shall be either an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act or an insurance company which is qualified to manage the assets of employee benefit plans under the laws of more than one state. An Investment Manager shall acknowledge in writing its appointment as a fiduciary of the Trust Fund and shall serve until a proper resignation is received by the Company or until it is removed or replaced by the Company.

The Trustee(s) shall be under no duty to question the direction or lack of direction of any Investment Manager but shall act, and shall be fully protected in acting, in accordance with each such direction. An Investment Manager shall have sole investment responsibility for that portion of that Trust Fund which it has been appointed to manage. No other Plan Fiduciary or any Trustee shall have (i) any responsibility for the investment of any assets, the management of which has been delegated to an Investment Manager, or (ii) liability for any loss to or diminution in value of such Trust Fund resulting from any action directed, taken or omitted by an Investment Manager.

Each Participant shall have the right to instruct the Trustee as to investment of his or her Before-Tax Contribution Account, After-Tax Contribution Account, Rollover Contribution Account, and Pre-ESOP and Cash Matching Contributions portions of the Employer Account, as applicable, in the Investment Funds (including the Self-Managed Fund), in accordance with procedures established by the Plan Administrator under Sections 5.2 and 5.3. No Plan Fiduciary (other than the affected Participant or beneficiary) or any Trustee shall have any responsibility or liability for any loss or diminution in value resulting from any action directed, taken, or omitted in response to such Participant instruction.

10.5	Voting or Tendering Employer Stock

Each Participant (or, in the event of his or her death, his or her beneficiary) is, for purposes of this Section, hereby designated a “named fiduciary,” within the meaning of Section 403(a)(1) of ERISA with respect to (1) his or her proportionate share of all shares of Company voting securities (“Voting Stock” for purposes of this Section 10.5) held in the Trust Fund (other than in the Employee Stock Ownership Fund), (2) his or her proportionate share of all shares of Voting Stock held in the Employee Stock Ownership Fund, and (3) his or her proportionate share of all such shares of Voting Stock with respect to which instructions are not timely provided by other Plan Participants (such proportionate shares being determined at the respective times such fiduciary rights are exercisable, as set forth below).

(a)	Voting Rights. Each Participant (or beneficiary) shall have the right (i) to the extent of his or her proportionate share (as determined in the last sentence of this Section 10.5(a)) of shares of Voting Stock (of whatever class and whether or not allocated) held in the Trust Fund (other than in the Employee Stock Ownership Fund) to instruct the Trustee in writing as to the manner in which to vote such shares at any stockholders meeting of the Company and, separately, (ii) to the extent of his or her proportionate share (as determined in the last sentence of this Section 10.5(a)) of the shares of Voting Stock (of whatever class and whether or not allocated) held in the Employee Stock Ownership Fund, to instruct the Trustee in writing as to the manner in which to vote such shares at any stockholders meeting of the Company. The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or beneficiary) the information distributed to stockholders of the Company in connection with any such stockholders meeting, together with a form requesting confidential instructions to the Trustee on how such shares of Voting Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Voting Stock. The instructions received by the Trustee from individual Participants (or beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers, and directors of the Company or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a record keeper, auditor, or other person providing services to the Plan if such person (i) is not the Company, an affiliate, or any employee, officer, or director thereof, and (ii) agrees not to divulge such directions to any other person, including employees, officers, and directors of the Company and its affiliates. The proportionate share of any individual of (i) shares of Voting Stock held in the Trust Fund (other than in the Employee Stock Ownership Fund) or (ii) shares of Voting Stock held in the Employee Stock Ownership Fund, respectively, shall be a fraction, the numerator of which shall be the respective number of shares described in clause (i) or (ii) of the first sentence of this Section 10.5(a) which are held in such individual’s account for which he or she provides instructions to the Trustee and the denominator of which shall be the number of such shares in all such accounts for which instructions are provided to the Trustee.

(b)

Rights on Tender or Exchange Offer. Each Participant (or beneficiary) shall have the right (i) to the extent of his or her proportionate share (as determined in the last sentence of this Section 10.5(b)) of shares of Voting Stock (of whatever class and whether or not allocated) held in the Trust Fund (other than in the Employee Stock Ownership Fund), to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares and, separately, (ii) to the extent of his or her proportionate share (as determined in the last sentence of this Section 10.5(b)) of the shares of Voting Stock (of whatever class and whether or not allocated) held in the Employee Stock Ownership Fund, to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Company shall use its best efforts to timely distribute or cause to be distributed to each such Participant (or beneficiary) the information distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of such Voting Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares by the first sentence of this Section 10.5(b), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares. The instructions received by the Trustee from individual Participants (or beneficiaries) shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers, and directors of the Company or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a record keeper, auditor, or other person providing services to the Plan if such person (i) is not the Company, an affiliate, or any employee, officer, or director thereof, and (ii) agrees not to divulge such instructions to any other person, including employees, officers, and directors of the Company and its affiliates. The proportionate share of any individual of (i) shares of Voting Stock held in the Trust Fund (other than in the Employee Stock Ownership Fund) or (ii) shares of Voting Stock held in the Employee Stock Ownership Fund, respectively, shall be a fraction, the numerator of which shall be the respective number of shares described in clause (i) or (ii) of the first sentence of this Section 10.5(b) which are held in such individual’s account and the denominator of which shall be the number of such shares in all such accounts for which instructions are provided to the Trustee.

SECTION 11

TERMINATION

11.1	Right to Terminate

The Company reserves the right to terminate the Plan at any time. An Employer other than the Company may, by the adoption of an appropriate resolution by its Board of Directors or similar governing body and upon the Company’s consent, terminate the Plan with respect to the Participants employed by such Employer. If the Plan is terminated by fewer than all Employers, it shall continue in effect for Participants employed by the remaining Employers. In the event that an Employer should cease to exist, the Plan shall terminate with respect to the Participants employed by such Employer, unless a successor organization adopts the Plan with the Company’s consent and thereby continues their participation. The Company or other Employer shall act in this regard through its Board of Directors or any delegate of the Board of Directors (or other governing body) to whom authority to terminate the Plan has been delegated in writing. Any action to terminate this Plan shall be evidenced by a resolution or record of action duly adopted or signed, as the case my be, by the body or person with authority to act in this regard.

11.2	Accounts Fully Vested

Upon termination of the Plan or upon discontinuance of contributions, the accounts of all Participants shall become fully vested, and they shall receive their share of the assets of the Trust Fund. Upon the partial termination of the Plan, the accounts of those Participants terminated in connection with such partial termination shall become fully vested and nonforfeitable, and they shall receive their share of the assets of the Trust Fund in accordance with Section 7 of the Plan.

11.3	Non-ESOP Distribution Upon Termination

Subject to the provisions of Section 7.1, any distribution of Trust Fund assets, other than those held in the Employee Stock Ownership Fund after complete or partial termination of the Plan, may be made at any time and from time to time in whole or in part to the extent that no discrimination in value results, in cash, in securities or other assets in kind, as the Committee (or if there shall be no Committee, the Trustee) in its discretion may determine. In making such distribution, any and all determinations, divisions, appraisals, apportionments, and allotments so made shall be final and conclusive and not subject to question by any person.

11.4	Distribution of ESOP Upon Termination

Upon the termination of the Plan in its entirety or termination of the ESOP component of the Plan, the Trustee shall:

(a)	Pay any and all expenses chargeable against the ESOP component of the Plan;

(b)	Determine, in accordance with the provisions hereof, the balance in each Participant’s Individual ESOP Account;

(c)	Pay over to each Participant, in accordance with the provisions of Section 403(d)(1) of ERISA and the provisions hereof, the balance in his or her Individual ESOP Account; and

(d)	Continue to maintain the Trust Fund and Plan to pay benefits in accordance with the provisions hereof except that no Employee shall become a Participant of the Plan or its ESOP component, as the case may be, on or after the effective date of such termination.

SECTION 12

AMENDMENTS

The Board of Directors expressly reserves the right to amend the Plan at any time and in any manner or to delegate this authority to amend the Plan by Standing Resolution or otherwise, to a committee of the Board of Directors, the Retirement Committee, or the management of the Company; provided, however, that subject to the provisions of ERISA, no amendment of the Plan may be made that would permit any part of the assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries or that would diminish any rights accrued for the benefit of Participants or their beneficiaries prior to the effective date of the amendment. To the extent permitted by applicable law, the Plan may be amended, retroactively if necessary, when the Board of Directors or its delegate deems it necessary or appropriate to conform the Plan to, or satisfy the conditions of, any law, governmental regulation or ruling, or to permit the Plan to meet the requirements of the Code or any provisions of ERISA. Actions taken by the Board of Directors or its authorized delegate in this regard shall be evidenced by a duly adopted resolution of the Board of Directors or such delegate.

SECTION 13

MISCELLANEOUS

13.1	Employment Not Guaranteed by Plan

Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee or as a right of any Employee to be continued in the employment of an Employer or as a limitation on the right of an Employer to discharge an Employee, whether with or without cause.

13.2	Limitation of Liability

No Participant shall have any right to, or interest in, any part of the Trust Fund upon termination of his or her employment with an Employer or otherwise, except to the extent of the benefits to which he or she is entitled under this Plan. All benefits under this Plan shall be paid solely out of the property and assets of the Trust Fund and neither any Employer, the Trustee, the Committee nor any member of the Committee shall be liable in any manner for such benefits.

13.3	Nonalienation of Benefits

Except as provided in Section 13.4, any benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to being actually received by the person entitled to receive such benefits. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to receive benefits payable under this Plan shall be void, except as provided in Section 13.4. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefits payable under this Plan.

13.4	Qualified Domestic Relations Orders

Section 13.3 shall not apply to the creation, assignment, or recognition of a right to the benefits of a Participant pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code). Notwithstanding Sections 6 and 7.2, the alternate payee under a qualified domestic relations order may elect, in such manner as the Committee prescribes, to commence distribution of his or her portion of the Participant’s vested account any time after the domestic relations order is determined to be a qualified domestic relations order. In that event, distribution to the alternate payee shall commence as soon as practicable after the alternate payee’s election. The Committee shall establish reasonable procedures for determining whether a domestic relations order is a qualified domestic relations order and for administering distributions under a qualified domestic relations order.

13.5	Merger, Consolidation or Transfer of Assets and Liabilities to Other Plans

There shall be no merger or consolidation of the Plan and no transfer of the Plan’s assets or liabilities to another plan unless each Participant is entitled to receive immediately after such event (if such other plan then terminated) a benefit which is equal to or greater than the benefit he or she would have been entitled to receive if this Plan had terminated immediately prior to such event. Any such merger or consolidation or transfer of assets and liabilities shall conform to the requirements of Sections 401(a)(12) and 414(l) of the Code.

13.6	Indemnification

The Committee and the individual members thereof and any Employee or director of an Employer (excluding in the case of an unincorporated Employer any individual who is not also an Employee of an Employer) shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith with respect to the Plan or Trust Fund, including, without limitation, expenses reasonably incurred in the defense or settlement of any claim relating thereto.

13.7	Return of Contributions

Contributions made to this Plan by an Employer shall be returned to the Employer under the following circumstances:

(a)	All contributions made to this Plan are conditioned upon the Employers obtaining a deduction under Section 404(a)(l) of the Code in an equal amount for the Employer’s taxable year ending with or within the Plan Year for which the contribution is made. If the Internal Revenue Service determines that all or any portion of an Employer’s contribution is not deductible under Section 404(a)(3) or 404(a)(9) of the Code for such year, the amount so determined to be nondeductible shall be returned to the Employer within one year of the disallowance of the deduction if the Employer so directs.

(b)	A contribution made by an Employer under a mistake of fact shall be returned to the Employer within one year of the payment of the contribution if the Retirement Committee determines that such mistake existed and if the Employer so directs.

13.8	Adoption by Subsidiaries and Affiliates

Any subsidiary or affiliate of the Company may, with the approval of the Board of Directors of the Company, adopt this Plan and participate as an Employer hereunder. Any Employer in this Plan may, by resolution of its board of directors or other governing body, withdraw from participation as an Employer in this Plan.

13.9	Direct Rollovers

Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, after time and in the manner prescribed by the Plan Administrator to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. The following definitions apply to this section:

(a)	“Eligible Rollover Distribution” is any distribution of all or any portion of the Distributee’s benefit under this Plan, except that an Eligible Rollover Distribution does not include:

(i)	any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;

(ii)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(iii)	any distribution made upon hardship of the Participant.

Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Section 401(a) or 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, or, effective as of January 1, 2008, a Roth IRA (solely to the extent permitted in Section 408A of the Code) that agrees to separately account for amounts so transferred.

(b)

“Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth IRA described in Section 408A of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and in each case that accepts the Distributee’s Eligible Rollover Distribution. The definition of “Eligible Retirement Plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. However, in the case of an Eligible Rollover Distribution to a beneficiary who is a designated beneficiary as defined in Section 401(a)(9)(E) of the Code, but is not a surviving spouse or a former spouse who is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity that is treated as an inherited account under Section 402(c)(11) of the Code or a Roth IRA described in Section 408A of the Code.

(c)	A “Distributee” means an employee or former employee eligible to receive benefits under this Plan, and includes such employee’s or former employee’s surviving spouse and the employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code. In addition, a beneficiary who is a designated beneficiary as defined in Section 401(a)(9)(E) of the Code is a Distributee with regard to the beneficiary’s interest in the Plan.

(d)	A “Direct Rollover” is a payment by this Plan to an Eligible Retirement Plan specified by the Distributee.

13.10	Tax Withholding

The Plan Administrator shall direct the payor to withhold from each benefit such tax as is required by law, and the Plan Administrator shall provide the payor with such information as may be required by law, by applicable regulation, and by the particular circumstances in order to allow the payor properly to withhold such tax. The payor shall withhold from each benefit payment made after the receipt by it of that direction and of that information such taxes as are required by law, unless the payee has duly elected, in the manner provided by law, not to have such tax withheld. The payor also shall give to each payee such notices of the right to make such elections as are required by law. As used in this subsection, the term “payor” means each insurance company and each trustee that actually pays any benefit under the Plan.

SECTION 14

OTHER PLAN CONTRIBUTIONS

14.1	Transfers From Other Plans

The Committee, in its sole discretion and only after request by a Participant, may receive on behalf of such Participant assets from any other qualified profit sharing plan meeting the requirements of Section 401(a) of the Code. All such transferred amounts shall be fully vested and nonforfeitable and shall be subject to the provisions of this Plan. No such transferred accounts shall be treated as Participant’s contributions for the purpose of calculating Cash Matching Contributions under Section 4.2 hereof, or for calculating the limitations under Supplement A and Supplement C.

14.2	Rollover Contributions

The Committee may, in its discretion, permit a Participant to make a contribution to the Plan in an amount not exceeding the amount received as a qualifying distribution from a qualified plan of his or her former employer (plus earnings thereon, if applicable), if the Participant furnishes such information as is required by the Plan Administrator to establish that the distribution is a distribution qualifying for rollover treatment under the provisions of Section 402(c) of the Code. A rollover contribution may be accepted, subject to requirements imposed by the Plan Administrator, from a plan qualified under Section 401(a) or an individual retirement account established under Section 408 of the Code. Such contributions shall be credited to the Participant’s Rollover Contribution Account and shall be nonforfeitable. Rollover contributions shall not be treated as Participant Contributions for calculating Cash Matching Contributions and shall not be considered for purposes of the limitations under Supplement A and Supplement C of the Plan.

14.3	Limitations on Trustee-To-Trustee Transfers

No trustee-to-trustee transfer of funds shall be accepted from a defined benefit or money purchase pension plan or any other plan required to provide benefits in the form of an annuity. Employee after-tax contributions to the plan of a former employer shall not be eligible for rollover treatment.

SECTION 15

LOANS TO PARTICIPANTS

An Employee may borrow against his or her Before-Tax Contribution Account, After-Tax Contribution Account, and Rollover Contribution Account, up to the following amounts and subject to the following limitations.

(a)	The minimum amount that may be borrowed is $1,000. The maximum amount that may be borrowed is the lesser of:

(i)	$50,000 reduced by the highest outstanding loan balance in the 12 months preceding any such loan, or

(ii)	50% of the Participant’s vested account balances, not including any amounts invested in the Self-Managed Fund.

(b)	Participants may have no more than one loan outstanding at any time. In addition, Participants may not take a new loan from the Plan until 12 months after the date on which their previous loan was repaid in full. All loans shall be subject to approval by the Customer Service Center, in accordance with the Plan’s Administrative Procedures. The Administrative Procedures shall describe the procedures for applying for loans, the basis on which loans will be approved or denied, limitations, if any, on the types and amounts of loans offered, the procedure for determining a reasonable rate of interest, the types of collateral which may secure a loan, the events constituting default, and the steps that will be taken to preserve Plan assets in the event of such default.

(c)	The amount borrowed by a Participant shall be paid to the Participant first from his or her Before-Tax Contribution Account, then from his or her Rollover Contribution Account, and finally the After-Tax Contribution Account. Upon the approval of a loan, the portion of the Participant’s Account which corresponds to the amount borrowed shall be transferred on a pro rata basis from the Investment Funds in which it is invested in the same manner as withdrawals are prorated under Section 6.7 and shall instead be invested in a promissory note to be executed by the Participant which sets forth the loan repayment obligations. All loan repayments shall be credited directly to the borrowing Participant’s Accounts and shall be invested in the same manner as the Participants’ contributions are invested in accordance with Section 4.1 of the Plan, provided, however, that Section 16 Participants may elect to have lump sum loan payments directed to a specified investment fund or funds. In addition to the foregoing, all loans shall comply with the following terms and conditions:

(d)	The Employee shall make application for a loan to the Customer Service Center, whose action thereon shall be final. Loans shall be made available to all Participants on a reasonably equivalent basis.

(e)	The period of repayment for any loan shall be determined by the Participant consistent with the Administrative Procedures, but such period in no event shall exceed 60 months from date of approval of the loan, provided that loans issued prior to January 1, 2005, may have a repayment period of up to 120 months if the purpose of the loan is to acquire within a reasonable time a house, apartment, condominium, mobile home, or other dwelling unit that is to be used as the principal residence of the Participant. Substantially level amortization shall be required of the principal and interest on any loan, with payments required not less frequently than quarterly over the term of the loan. Payments must be made by payroll deduction, except that a Participant on an approved leave of absence may make loan payments by any method approved by the Committee.

(f)	Each loan shall bear interest at a fixed rate 1% above the prime interest rate as published in Reuters on the first day of the calendar month in which the loan is issued.

(g)	Each loan shall be adequately secured by a Participant’s vested Plan accounts, in accordance with the Administrative Procedures. If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Participant’s accounts under the Plan to satisfy the debt, as permitted by law. The time at which the Plan levies against any portion of a Participant’s Before-Tax Contribution Account or Rollover Contribution Account shall be determined by the Committee in light of all applicable regulations issued by the Department of the Treasury and the Department of Labor. Default on a loan shall be treated as a deemed distribution by the Plan Administrator in accordance with applicable regulations issued by the Department of the Treasury.

(h)	Notwithstanding the foregoing, no loan shall be made to a Participant during a period in which the Plan Administrator is making a determination of whether a domestic relations order with respect to such Participant is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Plan Administrator is in receipt of a qualified domestic relations order with respect to any Participant’s account, loans may be prohibited for such Participant until the alternate payee’s rights under such order are determined and satisfied.

(i)	Loan repayments will be suspended under this Plan for employees performing military service, as permitted under Section 414(u)(4) of the Code and applicable regulations. Loan payments must resume upon completion of the period of military service, and the frequency of payment and the amount of the installment payments upon resumption of payment must be not less than the frequency or amount of payments required under the terms of the original loan. The loan repayment term will be extended by the period of military service. Loans will continue to accrue interest during the period of military service at the lesser of the fixed rate established at the time the loan was granted or the maximum rate permissible by law.

OFFICEMAX SAVINGS PLAN

SCHEDULE A

Employers	Acquisition Date	Participation Date

OfficeMax Incorporated
OfficeMax North America, Inc. (formerly OfficeMax, Inc.)	12-09-03	01-01-05
OfficeMax Nevada Company (formerly BCOP Nevada Company)		01-01-99

Predecessor Employers

Boise Cascade Paper Corporation	01-01-64
Columbia Envelope Company, Inc.	01-01-64
Valley & Siletz Railroad Company	01-01-64
Honolulu Paper Company, Ltd.	12-31-64
Maui Paper Company	12-31-64
Crown Zellerbach Corporation (St. Helens Division)	12-31-64
Mid-City Container Corporation	12-31-64
Liberty Envelope Company	12-31-64
Ames Harris Neville Company	01-01-64
American Koyo Corporation	01-01-64
Thermoplastics Industries, Inc.	12-31-64
Andrews/Nelson/Whitehead, Inc.	12-31-65
Associated Stationers Supply Co., Inc.	07-01-65
Elk Lumber Company	12-31-65
Getz/Roymac, Inc.	09-01-65
Minnesota & Ontario Paper Company	12-31-65
Southern California Stationers, Inc.	06-01-65
Pittsburgh Envelope Company	07-01-65
Minnesota, Dakota & Western Railroad	01-26-65
Redwood Stationers	12-31-65
Horder’s Stationery Stores, Inc.	12-31-65
Seattle Office Supply	12-31-65
Kingsberry Homes Corporation	12-31-66
Rainy River Improvement Company	01-26-65
Waterbury Corrugated Container Corporation	06-01-65
Standard Envelope Mfg. Company	12-31-65
Orchard Paper Company	12-31-66
R. C. Can Company	12-31-67
Tri-City Lumber Yards	12-31-66
Boise Cascade Building Company	02-24-66

Employers	Acquisition Date	Participation Date

Boise Cascade Trucking	04-20-66
Commco Production	08-08-66
Sabine Lumber - Boise Southern	11-15-66
A. J. Hodges Company - Boise Southern	01-03-66
Industrial Lumber Company - Boise Southern	06-01-66
Commercial Stationers (Detroit)	04-01-66
Standard Bag Corporation	07-01-66
Divco-Wayne Corporation	12-31-67
Detroit Automotive Products Company	12-31-67
Lake Arrowhead Development Company	12-31-67
Lake Arrowhead Golf Enterprises	12-31-67
Lake Arrowhead Commercial Company	12-31-67
LaQuinta Sales & Management Corporation	12-31-67
Hilltop Villas Corporation	12-31-67
Lake Arrowhead Land Corporation	12-31-67
Arrowhead Mutual Service Company	12-31-67
Hoosier Marine Properties, Inc.	12-31-67
Illinois Wildlife Clubs, Inc.	12-31-67
Louisiana Long Leaf Lumber - Boise Southern	03-01-67
Case Brothers, Incorporated	12-31-67
Pacific Cascade Land Company	12-31-67
Perma - Bilt Enterprises Company	12-31-67
Arrowhead Utility Company	12-31-67
R. A. Watt, Inc.	12-31-67
Bowatt Properties, Inc.	12-31-67
Gardena Service Company	12-31-67
Greenwood Sales Company	12-31-67
Kamiah Properties, Inc.	12-31-67
Lake Lindero, Inc.	12-31-67
Midway Construction Company	12-31-67
Oxford Escrow Company	12-31-67
Rawco Corporation	12-31-67
R. A. Watt New Jersey, Inc.	12-31-67
Sepulveda Terrace, Inc.	12-31-67
Sunray Sales Company	12-31-67
U. S. Land, Inc.	12-31-67
Equitable Development Corporation	12-31-67
Gold Country Land Sales, Inc.	12-31-67
Holiday Lake Homes, Inc.	12-31-67
Kansas Lake Properties, Inc.	12-31-67
Lake of the Four Seasons Golf & Country Club, Inc.	12-31-67
Lake Holiday Homes, Inc.	12-31-67

Employers	Acquisition Date	Participation Date

The Lake of the Pines Country Club	12-31-67
The Lake of the Woods Golf & Country Club, Inc.	12-31-67
Lake of the Woods Water Company	12-31-67
Nebraska Sporting Clubs, Inc.	12-31-67
Ohio Sporting Clubs, Inc.	12-31-67
Twin Lakes Utilities, Inc.	12-31-67
Virginia Wildlife Clubs, Inc.	12-31-67
Western Lake Properties, Inc.	12-31-67
Bovill, Inc.	07-11-67
R. A. Watt Company of Washington, Inc.	12-31-68
Real-Tech, Inc.	12-31-68
Commonwealth Corporation	11-01-68
Idaco Lumber Company	12-31-68
Ebasco International Finance Corporation	12-10-68
Ocean Pines Golf & Country Club, Inc.	08-29-68
Triplex Corporation	12-10-68
Seaside Industries	12-31-68
Union Lumber Company	12-31-68
Mast Foos Manufacturing Company, Inc.	12-31-68
Cleveland Cutter & Reamer Company	12-31-68
Princess Cruises, Inc.	12-31-68
Aristocrat Travel Products, Inc.	12-31-69
Ebasco Industries, Inc.	12-31-69
Ebasco Realty Corporation	12-31-69
EBS Management Consultants, Inc.	12-31-69
W. A. Chester, Inc.	12-31-69
Tyee Construction Company (Oregon)	12-31-69
United Lumber	12-31-69
Ebasco International Corporation	12-31-69
Power Line Erectors, Inc.	12-31-69
Tyee Construction Company (Washington)	12-31-69
Western Lumber Company	10-31-69
Sullivan Hardwood Lumber Company	10-31-69
Lake Summerset Utilities, Inc.	01-26-69
Maryland Marine Utilities, Inc.	01-28-69
Triangle Plywood Corporation	01-30-69
Western of San Diego Fund Control, Inc.	10-29-69
American Building Company	02-11-69
West Tacoma Newsprint	11-03-69
Cascade Stationers, Inc.	08-25-69
Far East Power Corporation	08-31-69
Lutcher & Moore - Boise Southern	12-31-70

Employers	Acquisition Date	Participation Date

Hawaii Audio Visual	09-01-70
Boise Cascade Credit Corporation	02-11-70
Boise Cascade Leasing, Inc.	07-08-70
Park Home Sales, Inc.	10-16-70
Sawtooth Commodity Corporation	08-27-70
Waikoloa Land Company, Inc.	11-19-70
Waikoloa Sanitary Sewer Company, Inc.	02-27-70
Waikoloa Water Company, Inc.	02-27-70
Westgate Mall, Inc.	02-18-70
Orange Coast Lumber Company	01-01-71
Commco, Inc.	07-10-70
Gemmaco Books, Inc.	10-22-70
Detroit Tullar Envelope Company	01-01-71
Vaughn Lumber Company, Inc.	01-01-71
St. Helens Mill (Pope and Talbot)	02-10-71
Rochester Envelope Company, Inc.	01-31-71
Raygold Corporation	01-01-71
J. E. Elrod Lumber Company	01-31-71
Vistula Urban Development	07-12-71
Ocean Pines Condominium, Inc.	01-24-72
Pine Mountain Lake Townhouse, Inc.	04-24-72
Waikoloa Ranchlands, Inc.	03-03-72
Oregon Alder - Maple Company	09-16-73
West Oregon Veneer Company	09-16-73
Lake Arrowhead Dam Corporation	11-16-73
Meridian Pine	02-01-74
Keystone Millwork Company	04-01-74
International Forest Products	09-30-74
Poway Lumber Company	08-01-74
Pembroke, Inc.	04-01-74
Southern Door Company	04-01-74
Calkraft Paper Company	07-15-74
Bohemia Inc.	01-01-74
Layman Lumber Company	11-01-74
Hoff Lumber Company	05-01-75
Happy Hammers, Inc.	02-06-75
De Quincy Sawmill (Louisiana Pacific)	02-25-75
Clatskanie Timber Products Company	06-16-75
Case & Risley Press Paper, Inc.	11-20-75
Evans Products Company	10-01-75
Avey Brothers Lumber	01-31-76
Olson-Lawyer Lumber Inc.	02-01-76

Employers	Acquisition Date	Participation Date

Lawyer Veneer Company	02-01-76
Olson-Lawyer Timber Company	02-01-76
Veneercraft Inc.	02-01-76
Rhode Island Cardboard Company	05-20-76
Oxford Paper Company	06-01-76
Rumford Falls Power Company	06-01-76
Latex Fiber Industries, Inc.	02-11-77
J. P. Lewis Company	02-11-77
Payne-Jones, Inc.	02-11-77
Richardson Lumber Company	05-02-77
Dorsey Company	09-01-77
Industrial Office Supply	09-01-77
Cross Lumber Company	09-01-77
Rogue Valley Plywood, Inc.	11-01-77
B & J Lumber Co. at Garland, Inc.	12-31-77
B & J Lumber Co. at Seven Points, Inc.	12-31-77
B & J Lumber Co. at Farmersville, Inc.	12-31-77
B & J Lumber Co. at Rockwall	12-31-77
Dennis Office Supply	03-23-78
Independent Lumber Company	04-15-78
Windows, Inc.	04-15-78
ABC Truck Company	06-27-78
PBSW Office Products, Inc.	07-14-78
Boise Building Supply	08-05-78
Northwest Lumber & Building Supply	09-16-78
Ratteree Lumber & Building Supply	03-01-79
Lone Star Building Centers Group	07-01-79
Madera Lumber & Hardware Company, Inc.	10-01-79
Edwards Industries, Inc.	11-15-79
Boise Southern Company (Vancouver Plywood)
Saxon Industries (Missisquoi Division)	04-13-83
Business Essentials, Inc.	10-22-84
Lacy Diversified Industries	11-12-84
Boone Box Company, Inc.	11-12-84
Allied Paper Incorporated	06-30-86
Frederick-Sherry Office Supply Company	10-31-92	10-31-92
Capitol Office Supply	04-01-94	04-01-94
OfficeMax Contract, Inc. (formerly Boise Cascade Office Products Corporation)	04-01-95	04-01-95
Office Resources Inc.	07-29-95	01-01-96
Allice Office Supply	04-03-95	01-01-96
Professional and Business Methods, Inc.	08-26-95	01-01-96

Employers	Acquisition Date	Participation Date

Fisher’s Office Supply	09-01-95	01-01-96
Macke Office Products	09-30-95	01-01-96
Word Technology Systems, Inc.	09-30-95	01-01-96
Tampa Office Supplies	11-01-95	01-01-96
Premiere Business Products, Inc.	12-02-95	12-02-95
The Reliable Corporation	01-01-96	01-01-96
Sierra Vista	02-01-96	02-01-96
McAuliffe, Inc.	02-10-96	02-10-96
Loring, Short and Harmon	02-10-96	02-10-96
Office Essentials, Inc.	03-30-96	03-30-96
Crawford’s	04-27-96	04-27-96
Zemlick Brothers, Inc.	06-01-96	06-01-96
Mike Bryan Office Products, Inc.	08-01-96	08-01-96
Ownco Marketing (Oregon Wholesale & Novelty Company)	10-31-96	10-31-96
Smith’s Office Products, Co.	11-01-96	11-01-96
Copytek Office Products, Inc.	11-01-96	11-01-96
Bixby Office Supply, Inc.	11-01-96	11-01-96
Pacific Data Products, Inc.	11-01-96	11-01-96
Office Stop, Inc.	02-01-97	02-01-97
Florida Ribbon and Carbon Office Products	03-01-97	03-01-97
Transition Dynamics, Inc.	05-01-97	05-01-97
Boise Marketing Services, Inc.	05-31-97	05-31-97
Osterman API, Inc.	05-31-97	05-31-97
Atlas Office Supplies	10-01-98	10-01-98
Midesha Enterprises, Inc.	11-02-98	11-02-98
Furman Lumber Company	09-15-99	09-15-99
Workspace LLC & Code Red LLC	05-31-01

SUPPLEMENT A

LIMITATION ON ANNUAL ADDITIONS

AND ANNUAL BENEFITS

SECTION 1

INTRODUCTION

Terms defined in the Plan shall have the same meanings when used in this Supplement. In addition, when used in this Supplement, the following terms shall have the following meanings:

1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of all employer contributions (including employer contributions of the Participant’s earnings reductions under Section 401(k), Section 403(b) and Section 408(k) of the Code) and forfeitures allocable to the Participant’s account for such limitation year under all defined contribution plans maintained by the Company or an controlled group member, determined in accordance with Section 415 of the Code and applicable Treasury regulations issued thereunder, the provisions of which are incorporated herein by reference.

1.2. Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in Section 414(b) of the Code and as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code and as modified by Section 415(h) of the Code), affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a part and other organizations required to be aggregated for this purpose under Section 414(o) of the Code.

1.3. Limitation Year. Limitation year means the Plan Year.

1.4. Maximum Permissible Addition. The maximum permissible addition means, for any limitation year, the lesser of:

(a)	applicable dollar limit under Section 415(c)(1)(A) of the Code (which is $49,000 for 2009), as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)	100% of the Participant’s Section 415 compensation for such limitation year.

If the Plan is terminated as of a date other than the last day of a limitation year, the Plan is deemed to have been amended to change its limitation year, with the result that the dollar limitation in this Section 1.4 will be prorated under the short limitation year rules. The dollar limitation under Section 415(c)(1)(A) of the Code stated in Section 1.4.1(a) above shall be adjusted annually as provided in Section 415(d) of the Code pursuant to the Treasury Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to limitation years ending with or within that calendar year. The maximum permissible addition shall be determined in accordance with Section 415 of the Code and applicable Treasury regulations issued thereunder, the provisions of which are incorporated herein by reference.

1.5. Section 415 Compensation. Section 415 compensation (sometimes, “§ 415 compensation”) shall mean, with respect to any limitation year, the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are includible in gross income but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Without regard to whether it is or is not includible in gross income, subject to other limitations and rules of this Section, (a) § 415 compensation shall include foreign earned income as defined in Section 911(b) of the Code whether or not excludable from gross income under Section 911 of the Code, and (b) § 415 compensation shall be determined without regard to the exclusions from gross income in Section 931 and Section 933 of the Code. § 415 compensation shall be determined on a cash basis. § 415 compensation shall also include any elective deferral as defined in Section 402(g)(3) of the Code and any amount which is contributed or deferred by an Employer at the election of the employee and which is not includible in the gross income of the employee by reason of Section 125, Section 132(f) or Section 457 of the Code.

In addition, § 415 compensation:

(a)

shall not include any wages paid after an Employee’s termination of employment unless such payment is made before the later of: (i) 2 1/2 months after the Employee’s termination of employment with the Company or (ii) the end of the limitation year that includes the Employee’s termination of employment and the payment is regular compensation for services actually rendered, such as base salary or wages, commissions, bonuses, or other similar payments, that would have been paid to the Employee while an Employee had he or she continued in employment with the Company;

(b)	shall include payments to an individual who does not currently perform services for the Company by reason of a qualified military service (as that term is defined in Section 414(u)(1) of the Code), to the extent such payments do not exceed the amounts the individual would have received if he or she had continued to perform services for the Company rather than entering qualified military service;

(c)	shall include any deemed section 125 compensation as defined in Revenue Ruling 2002-27, and

(d)	shall be disregarded to the extent it exceeds the annual compensation limit in effect for the limitation year under Section 401(a)(17) of the Code, as adjusted annually in accordance with Section 401(a)(17)(B) of the Code. The adjusted annual compensation limit in effect for a calendar year shall be effective for the limitation year beginning in such calendar year.

SECTION 2

DEFINED CONTRIBUTION LIMITATION

Notwithstanding anything to the contrary contained in the Plan, there shall not be allocated to the account of any Participant under the Plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition.

SECTION 3

REMEDIAL ACTION

Any excess annual additions shall be corrected under the Employee Plan Compliance Resolution System or such other correction method allowed by statute, regulations or regulatory authorities.

SUPPLEMENT B

CONTINGENT TOP HEAVY PLAN RULES

Notwithstanding any of the foregoing provisions of the Plan, if, after applying the special definitions set forth in Section 1 of this Supplement, this Plan is determined under Section 2 of this Supplement to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Supplement shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Supplement shall be inapplicable to this Plan.

SECTION 1

SPECIAL DEFINITIONS

Terms defined in the Plan shall have the same meanings when used in this Supplement. In addition, when used in this Supplement, the following terms shall have the following meanings:

1.1. Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in Section 414(b), (c), (m) or (o) of the Code.

1.2. Aggregation Group. Aggregation group means a grouping of this Plan and:

(a)	if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under Section 410 or Section 401(a)(4) of the Code, and

(c)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under Section 410 or Section 401(a)(4) of the Code.

1.3. Compensation. Unless the context clearly requires otherwise, compensation means compensation as defined in Section 1.5 of Supplement A.

1.4. Determination Date. Determination date means, for the first Plan Year of a plan, the last day of such first Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.

1.5. Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than 5% of the value of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than 5% of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during a Plan Year is:

(a)	an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers of more than $160,000, or

(b)	a five percent owner, or

(c)	a one percent owner having an annual compensation from the aggregated employers of more than $150,000;

provided, however, that no more than 50 employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee. The $160,000 amount in (a) shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code, and any increase under this sentence which is not a multiple of $5,000 shall be rounded to the next lower multiple of $5,000.

1.7. One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than 1% of the value of the outstanding stock of the corporation or stock possessing more than 1% of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than 1% of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.8. Shareholder Attribution Rules. Shareholder attribution rules means the rules of Section 318 of the Code, (except that subparagraph (C) of Section 318(a)(2) of the Code shall be applied by substituting “5%” for “50%”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

1.9. Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:

(a)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and

(b)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group,

exceed 60% of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:

(i)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five year period ending on the determination date, except that such present value or amount shall be increased only by the aggregate distributions made on account of separation from service, death or disability with respect to such employee under the Plan during the one year period ending on the determination date.

(ii)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(iii)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(iv)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(v)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the 12 months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(vi)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the 12-month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(vii)	If any individual has not performed any services for any employer maintaining the plan at any time during the one-year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(viii)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10. Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):

(a)	if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds 60% of the present value of the cumulative accrued benefits for all employees, and

(b)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds 60% of the aggregate of all of the accounts of all employees;

provided, however, that a top heavy plan shall not include a plan which consists solely of a cash or deferred arrangement which meets the requirements of Section 401)(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) are met.

In applying the foregoing, the following rules shall be observed:

(i)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(ii)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan during the five year period ending on the determination date.

(iii)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(iv)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(v)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(vi)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the 12 months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(vii)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the 12-month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(viii)	If any individual has not performed any services for any employer maintaining the plan at any time during the five year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(ix)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

SECTION 2

DETERMINATION OF TOP HEAVINESS

Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

SECTION 3

CONTINGENT PROVISIONS

3.1. When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

3.2. Vesting Requirement.

3.2.1. General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service:	His or Her Vested Percentage Shall Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

3.2.2. Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have three (3) or more years of Vesting Service as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

3.2.3. Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Supplement and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:

(a)	thereafter disregard the Participant’s service with respect to which he received such distribution in determining his accrued benefit, and

(b)

permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of 5% per annum compounded annually

(or such other interest rate as is provided by law for such repayment). If the distribution was on account of separation from service such repayment must be made before the earlier of,

(i)	five years after the first date on which the Participant is subsequently reemployed by the employer, or

(ii)	the close of the first period of five consecutive one-year Breaks in Service commencing after the distribution.

If the distribution was on account of any other reason, such repayment must be made within five years after the date of the distribution.

3.3. Minimum Benefit Requirement.

3.3.1. General Rule. For any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account) which is at least equal to 3% of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.

3.3.2. Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Supplement shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.

(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his or her compensation for such Plan Year.

(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one plan.

(c)	The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of Section 410 or Section 401(a)(4) of the Code.

3.3.3. Salary Reduction and Matching Contributions. For the purpose of this Section 3.3, all Employer contributions attributable to a salary reduction or similar arrangement shall be taken into account for the purpose of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who is not a key employee but not for the purpose of determining whether that minimum contribution requirement has been satisfied. All Employer matching contributions (as defined in Section 401(m)(4)(A) of the Code) shall be taken into account for purposes of determining the minimum percentage contribution required to be made for a particular Plan Year for a Participant who was not a key employee and for the purpose of determining whether that minimum contribution requirement has been satisfied. For the purpose of this Section 3.3, contributions under a plan that would be top heavy because it is aggregated with a top heavy group but for Section 416(g)(4)(H) of the Code (exempting plans using alternative methods for meeting nondiscrimination requirements) may be taken into account for the purpose of determining whether the minimum contribution requirements has been satisfied for any other plan in the group.

3.4. Priorities Among Plans. In applying the minimum benefit provisions of this Supplement in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

(b)	If an employee participates in both a defined benefit plan and a defined contribution plan and only one of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)	If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to 5% of his compensation.

(d)	If an employee participates in two or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.5. Bargaining Units. The requirements of Section 3.2 through Section 3.4 of this Supplement shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

SUPPLEMENT C

SECTIONS 401(k), 401(m) & 402(g) COMPLIANCE

Introduction. This Supplement C contains rules for complying with the nondiscrimination provisions of Sections 401(k) and 401(m) of the Code and the limitations imposed under Section 402(g) of the Code.

Priority. Determinations under this Supplement shall be made in the following order:

(i)	Excess deferrals under Section 1,

(ii)	Excess contributions under Section 2,

(iii)	Excess aggregate contributions under Section 3.

The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.

SECTION 1

SECTION 402(G) COMPLIANCE

1.1 Excess Deferrals. Before-tax contributions under this Plan and any other Plan of the Employer and Affiliated Companies for a Participant’s taxable year shall not exceed the dollar limit in effect for that taxable year under Section 402(g) of the Code (which is $16,500 for 2009), as adjusted for cost-of-living increases. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s Before-Tax Contribution Account and to any other plan of the Employer and Affiliated Companies. Notwithstanding any other provision of the Plan, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.

1.2. Definitions. For purposes of this Supplement, excess deferrals shall mean the amount of before-tax contributions allocated to the Participant’s Before-Tax Contribution Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliated Companies.

1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for the income or loss allocable to the excess deferrals for the taxable year of the Participant. The income allocable to excess deferrals for the taxable year of the Participant is determined by multiplying the income for the such taxable year by a fraction, the numerator of which is the excess deferrals for the taxable year of the Participant, and the denominator of which is the Participant’s Before-Tax Contribution Account as of the beginning of the taxable year plus any additional Before-Tax Contributions made for such taxable year of the Participant. Effective as of January 1, 2008, income or loss shall not include allocable gain or loss for the period between the end of the taxable year and the date of distribution.

1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Before-Tax Contribution Account.

1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1, any Cash Matching Contributions that are attributable to the excess deferrals shall be treated as forfeitures and applied according to Section 7.2 of the Plan.

1.7. Optional Nondiscrimination Testing Rules. The provisions of this Supplement C are intended to conform with Sections 401(k) and 402(g) of the Code, as applicable. In the event that the Plan Administrator determines, based on changes to the Code or interpretations or guidance issued by the Internal Revenue Service, that the requirements of such Code section may be applied in a manner different from that prescribed in this Supplement C, the Plan Administrator may make appropriate adjustments to the administration and testing of the Plan to incorporate such changes to the Code or interpretations or guidance. If a change to the Code or interpretations or guidance issued by the Internal Revenue Service results in more than one additional option in the manner in which this Supplement C may be administered, the Plan Administrator shall have the limited discretion to select the option to be used, provided that such option, when compared to the other option or options, results in the smallest adjustment to Participants’ Individual Accounts.

SECTION 2

SECTION 401(K) COMPLIANCE

2.1. Section 401(k) Compliance - Special Definitions. For purposes of this Section 2, the following special definitions shall apply:

(a)	An eligible employee means an individual who is entitled to make before-tax contributions for all or a part of the Plan Year (whether or not the individual does so).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

(c)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Before-Tax Contribution Account and, if applicable, Employer contributions credited to the eligible employee’s Before-Tax Contribution Account in accordance with Section 2.6 of this Supplement C, but excluding any Employer contributions to the eligible employee’s Before-Tax Contribution Account in accordance with Section 3.6 of this Supplement C, to

(ii)	the eligible employee’s Compensation for the portion of such Plan Year that the employee is an eligible employee. For this purpose, Compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

For this purpose, Before-Tax Contributions (and Employer contributions, if applicable) will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within 12 months after the end of such Plan Year.

(d)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.

2.2. The 401(k) Tests. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:

Test 1:	The average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by 1.25.

Test 2:	The excess of the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average deferral percentage of all other eligible employees for the current Plan Year is not more than two percentage points, and the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the current Plan Year multiplied by two.

The foregoing tests shall be performed in accordance with Section 401(k) of the Code and Treasury regulations issued thereunder, the provisions of which are incorporated herein by reference.

2.3. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 2.2 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) a maximum amount of before-tax contributions that can be made by eligible Highly Compensated Employees that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.2 and the commencement and termination dates for any modifications.

2.4. Distribution of Excess Contributions. Unless the Employer elects to make a Qualified Matching Contribution under Section 2.6 below, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed to eligible Highly Compensated Employees no later than the last day of the following Plan Year. The amount of excess contributions and income or loss attributable thereto shall be determined in accordance with applicable Treasury regulations issued under Section 401(k) of the Code, the provisions of which are incorporated herein by reference.

2.5. Orphaned Matching Contributions. If excess contributions are distributed pursuant to Section 2.4, any Cash Matching Contributions that are attributable to the excess contributions shall be treated as forfeitures and applied in accordance with Section 7.2 of the Plan.

2.6. Section 401(k) Curative Allocation.

2.6.1. Amount and Eligibility. If neither of the Section 401(k) tests set forth in Section 2.2 of this Supplement has been satisfied and a distribution of excess contributions has not been made pursuant to Section 2.4 of this Supplement, then the Employer shall make a Qualified Matching Contribution (“QMAC”) for that Plan Year. Forfeitures shall not be included in this allocation. Only those Participants who were not eligible Highly Compensated

Employees for that Plan Year and for whom some before-tax contributions were made for such Plan Year shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other eligible Participants, provided that this allocation shall satisfy the requirements of Section 1.401(k)-2(a)(6) of the Income Tax Regulations, which is incorporated herein. The amount of the QMAC to be so allocated shall be that amount required to cause the Plan to satisfy either of the Section 401(k) tests set forth in Section 2.2 of this Supplement C for the Plan Year. Such QMAC shall be treated as elective contributions subject to Section 1.401(k)-2(a)(6) of the Income Tax Regulations.

2.6.2. Crediting to Account. The QMAC which is allocated in accordance with Section 2.6.1 of this Supplement C to a Participant shall be credited to that Participant’s Before-Tax Contribution Account for the Plan Year with respect to which it is made and shall be credited as soon as practicable after it is received by the Trustee.

SECTION 3

SECTION 401(M) COMPLIANCE

3.1. Section 401(m) Compliance – Special Definitions. For purposes of this Section 3, the following special definitions shall apply:

(a)	An eligible employee means an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not the individual makes any Before-Tax Contributions).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

(c)	Contribution percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Cash Matching Contributions credited to the eligible employee’s Employer Account, and including, if applicable, Employer matching contributions credited to the eligible employee’s Before-Tax Contribution Account in accordance with Section 3.6 of this Supplement C (but excluding any Employer contributions credited to the eligible employee’s Before-Tax Contribution Account in accordance with Section 2.6 of this Supplement C), to

(ii)

the eligible employee’s Compensation for the portion of such Plan Year that the employee is an eligible employee. For this purpose, Compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within 12 months after the end of such Plan Year.

(d)	Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.

3.2. The 401(m) Tests. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:

Test 1:	The average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by 1.25.

Test 2:	The excess of the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average contribution percentage of all other eligible employees for the current Plan Year is not more than two percentage points, and the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the current Plan Year multiplied by two.

The foregoing tests shall be performed in accordance with Section 401(k) of the Code and Treasury regulations issued thereunder, the provisions of which are incorporated herein by reference.

3.3. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 3.2 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) maximums for Employer matching contributions of eligible Highly Compensated Employees that are less than the contributions which would otherwise be permitted or provided. No Employer matching contributions shall be made in excess of such maximums after the date such maximums are effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.2 and the commencement and termination dates for any modifications.

3.4. Distribution of Excess Aggregate Contributions. Unless the Employer elects to make a Qualified Matching Contribution under Section 3.6 below, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed to eligible Highly Compensated Employees no later than the last day of the following Plan Year. The amount of excess aggregate contributions and income or loss attributable thereto shall be determined in accordance with applicable Treasury regulations issued under Section 401(k) of the Code, the provisions of which are incorporated herein by reference.

3.5. Special Rule for Nonvested Accounts. If the Participant is not vested in the Employer Account as of the last day of the Plan Year to which the excess aggregate contributions relate, then the excess aggregate contributions shall be forfeited and applied in accordance with Section 7.2 of the Plan.

3.6. Section 401(m) Curative Allocation.

3.6.1. Amount and Eligibility. If neither of the Section 401(m) tests set forth in Section 3.2 of this Supplement C has been satisfied and a distribution of excess aggregate contributions has not been made pursuant to Section 3.4 of this Supplement, then the Employer shall make a Qualified Matching Contribution (“QMAC”) for that Plan Year. Forfeitures shall not be included in this allocation. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and who were entitled to receive an Employer matching contribution shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other eligible Participants, provided that this allocation shall satisfy the requirements of Section 1.401(m)-2(a)(6) of the Income Tax Regulations, which is incorporated herein. The amount of the QMAC to be so allocated shall be that amount required to cause the Plan to satisfy either of the Section 401(m) tests set forth in Section 3.2 of this Supplement C for the Plan Year. The QMAC shall be treated as qualified matching contributions subject to Section 1.401(m)-2(a)(6) of the Income Tax Regulations.

3.6.2. Crediting to Account. The QMAC which is so allocated to a Participant shall be allocated to that Participant’s Before-Tax Contribution Account for the Plan Year with respect to which it is made and shall be credited as soon as practicable after it is received by the Trustee.

SUPPLEMENT D

PUERTO RICO ASSOCIATES

SECTION 1

DEFINITIONS

The following words and phrases shall have the meaning set forth below; unless the context clearly indicates to the contrary:

(a)	“PR Code” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time, and the regulations and rules thereunder.

(b)	“Compensation” for a Puerto Rico Associate means, for any Plan Year, the Participant’s 499 R-2/W-2PR or W2 pay received from the Employer. Compensation shall include any amounts contributed to the Participant’s Before-Tax Contribution Account, or to a plan described in Section 125 of the Code or pursuant to a salary reduction election for the Plan Year in question. Compensation shall not include expense reimbursements, cash or noncash fringe benefits, deferred compensation, moving expenses, and welfare benefits.

(c)	“Highly Compensated Employee” means any Puerto Rico Associate who receives a higher Compensation than two-thirds of all Puerto Rico Associates.

SECTION 2

EMPLOYEE CONTRIBUTIONS

SECTION 2.1PR Employee Contributions. A Puerto Rico Associate is not required to contribute to the Plan, but if he or she elects to do so, he or she may contribute to the Plan, subject to the limitations contained in Section 4.1(d), Supplement A and Supplement C of the Plan, a whole percentage of from 1% to 50% of his or her Compensation to his or her Before-Tax Contribution Account in the Plan. Notwithstanding the foregoing or any other provision of the Plan, a Puerto Rico Associate shall not be permitted to make contributions during any calendar year exceeding $9,000 (for 2009 and 2010, and as adjusted thereafter in accordance with PR Code Section 1165(e)(7)(A)).

SECTION 2.2PR Catch-Up Contributions. A Puerto Rico Associate may make catch-up contributions in accordance with Section 4.1(e) of the Plan; provided, however, that the total of the Puerto Rico Associate’s catch-up contributions for a taxable year and all prior taxable years shall not exceed 10% of the Puerto Rico Associate’s total annual compensation for the taxable years in which he or she has been a Participant. Notwithstanding any provision of the Plan to the

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contrary, such catch-up contributions shall be included in a Puerto Rico Associate’s income for purposes of Puerto Rico income taxes in the year in which they are made, but the earnings thereon shall be taxed in the year in which they are distributed, as provided in the regulations under the PR Code (or subsequent legislation).

SECTION 3

MISCELLANEOUS PROVISIONS

SECTION 3.1PR Loans. No part of any unpaid loan issued to a Puerto Rico Associate shall be offset against the Participant’s Account.

SECTION 3.2PR Nondiscrimination and Other Required Testing. All nondiscrimination testing and any other testing required under the PR Code with respect to the Plan shall be performed in accordance with the requirements set forth in the PR Code and rules and regulations issued thereunder.

SECTION 3.3PR Rollovers. Puerto Rico Associates are not eligible to make rollover contributions to the Plan.

SECTION 3.4PR Suspension of Participant Contributions. A Puerto Rican Associate who takes a hardship distribution from the Plan in accordance with Section 6.2(b) and who is otherwise eligible to contribute to the Plan pursuant to Section 3 may not contribute to this Plan or any other qualified or nonqualified plan maintained by the Company or Affiliate Company for a period of 12 months after such withdrawal.

SECTION 4

SPIN-OFF OF PUERTO RICO ASSOCIATES’ ACCOUNTS

The foregoing provisions of this Supplement D shall apply to Puerto Rico Associates under the Plan for the 2009 Plan Year only. Effective as of January 1, 2010, the Accounts of Puerto Rico Associates (including any previously terminated Puerto Rico Associates) shall be spun off and transferred to a newly-established plan intended to comply solely with the requirements of the Puerto Rico Internal Revenue Code of 1994. The spin-off and transfer of assets attributable to such Puerto Rico Associates’ Accounts shall be made in accordance with Sections 401(a)(12), 411(d)(6) and 414(l) of the Code and the regulations thereunder.

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